UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PERFICIENT, INC.
(Name of Registrant as Specified in Its Charter)

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PERFICIENT, INC.

1120 South Capital of Texas Highway, Building 3, Suite 220
Austin, Texas 78746

Notice of Annual Meeting of Stockholders
To Be Held April 24, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of the Stockholders of Perficient, Inc. (“Perficient” or the “Company”) will be held at the Company’s headquarters located at 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746 on April 24, 2009 at 9:00 a.m. local time, for the following purposes:

1. To elect six directors to hold office for a term of one year or until their successors have been duly elected and qualified;

2. To approve the Company’s 2009 Long-Term Incentive Plan;

3. To ratify KPMG LLP as the Company’s independent registered public accounting firm; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Perficient has fixed the close of business on March 9, 2009 as the record date for the determination of stockholders of Perficient entitled to notice of and to vote at the Annual Meeting. Only holders of record of Perficient common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746, during ordinary business hours for the ten-day period prior to the 2009 Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Whether or not you plan to attend the 2009 Annual Meeting, you are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States, or alternatively, to vote your proxy by telephone or the Internet according to the instructions on your proxy card. You may revoke your proxy at any time prior to the 2009 Annual Meeting. If you decide to attend the 2009 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the 2009 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 24, 2009.

The Proxy Statement and the Annual Report on Form 10-K are available at www.perficient.com under the heading “Investor Relations” and then “SEC Filings”.

By Order of the Board of Directors /s/ Paul E. Martin Paul E. Martin Secretary

PERFICIENT, INC.
1120 South Capital of Texas Highway, Building 3, Suite 220
Austin, Texas 78746

Proxy Statement for Annual Meeting of Stockholders

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of Perficient, Inc., a Delaware corporation (“Perficient” or the “Company”), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) to be held on April 24, 2009 at the Company’s headquarters located at 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746 at 9:00 a.m. local time, and at any adjournment thereof. This Proxy Statement and the accompanying Notice and Proxy are being mailed to stockholders on or about March 24, 2009. The principal executive offices of Perficient are located at the address listed above.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Only holders of record of Perficient common stock, $.001 par value per share (the “Common Stock”), at the close of business on the record date, March 9, 2009 (the “Record Date”), will be entitled to vote at the Meeting, and at any adjournment thereof. On the Record Date, there were outstanding and entitled to vote 32,113,146 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. Votes cast, either in person or by proxy, will be tabulated by The Bank of New York Mellon Corporation, the Company’s transfer agent.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s outstanding shares of stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Effect of Broker Non-Votes and Abstentions

A broker “non-vote” occurs on an item when shares held by a bank, broker or other nominee are present or represented at the meeting but such nominee is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instruction is given. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.  Abstentions have the same effect as negative votes.

Voting Procedures

Holders of record of our common stock may vote using one of the following methods:

In Person:  Stockholders of record may attend the Meeting and vote in person.

By Mail:  Stockholders of record may vote by completing, signing, dating and returning the proxy card in the accompanying self-addressed envelope, which does not require postage if mailed in the United States.

By Telephone:  Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet:  Stockholders of record may access the voting website listed on the accompanying proxy card to vote through the Internet in accordance with the instructions included on the proxy card and prompts on the voting website.  Stockholders electing to vote through the Internet may incur telephone and Internet access charges.

Proxies submitted by telephone or the Internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the Internet should not return their proxy cards by mail.

If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the person designated therein in accordance with the recommendations of the Board of Directors as indicated in this Proxy Statement. If any of the nominees for director are unable to serve or for good cause will not serve, an event that is not anticipated by Perficient, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may determine to reduce the size of the Board of Directors. A proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of Perficient, by duly executing and delivering to the Secretary of Perficient a proxy bearing a later date, or by voting in person at the Meeting.

Solicitation of Proxies

Perficient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Perficient may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Perficient. No additional compensation will be paid to these individuals for any such service. In addition, Perficient has hired Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902, to assist with the solicitation of stockholders for a fee of approximately $5,500 plus costs and expenses to aid in the solicitation of proxies and to verify records relating to the solicitation.

PROPOSAL 1. ELECTION OF DIRECTORS.

At this year’s Meeting, six directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders.  The nominees for election (the “Nominee Directors”) are:

John T. McDonald
Ralph C. Derrickson
John S. Hamlin
Max D. Hopper
David S. Lundeen
David D. May

Each Nominee Director is currently serving as a director of Perficient.  Each director will be elected to serve until a successor is elected and qualified or until the director’s earlier resignation or removal.

If any of the Nominee Directors listed above becomes unable to serve or for good cause will not serve, an event that is not anticipated by the Company, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any of the persons listed above may not be able to serve as directors if elected.

Directors and Executive Officers

The name and age of each of the Nominee Directors and executive officers of Perficient and their respective positions with Perficient are listed in the table below. Additional biographical information concerning each of the Nominee Directors and executive officers, including the period during which each such individual has served Perficient, follows the table.

Name	Age	Position
John T. McDonald	45	Chairman of the Board and Chief Executive Officer
Jeffrey S. Davis	44	President and Chief Operating Officer
Paul E. Martin	48	Chief Financial Officer, Treasurer and Secretary
Timothy J. Thompson	48	Vice President of Client Development
Richard T. Kalbfleish	53	Controller and Vice President of Finance and Administration
Ralph C. Derrickson	50	Director
John S. Hamlin	43	Director
Max D. Hopper	74	Director
David S. Lundeen	47	Director
David D. May	45	Director

John T. McDonald joined the Company in April 1999 as Chief Executive Officer and was elected Chairman of the Board in March 2001. From April 1996 to October 1998, Mr. McDonald was president of VideoSite, Inc., a multimedia software company that was acquired by GTECH Corporation in October 1997, 18 months after Mr. McDonald became VideoSite's president. From May 1995 to April 1996, Mr. McDonald was a Principal with Zilkha & Co., a New York-based merchant banking firm. From June 1993 to April 1996, Mr. McDonald served in various positions at Blockbuster Entertainment Group, including Director of Corporate Development and Vice President, Strategic Planning and Corporate Development of NewLeaf Entertainment Corporation, a joint venture between Blockbuster and IBM. From 1987 to 1993, Mr. McDonald was an attorney with Skadden, Arps, Slate, Meagher & Flom in New York, focusing on mergers and acquisitions and corporate finance. Mr. McDonald currently serves as a member of the board of directors of a number of privately held companies and non-profit organizations. Mr. McDonald received a B.A. in Economics from Fordham University and a J.D. from Fordham Law School.

Jeffrey S. Davis became the Chief Operating Officer of the Company upon the closing of the acquisition of Vertecon in April 2002 and was named the Company’s President in 2004. He previously served the same role of Chief Operating Officer at Vertecon from October 1999 to its acquisition by Perficient. Prior to Vertecon, Mr. Davis was a Senior Manager and member of the leadership team in Arthur Andersen’s Business Consulting Practice starting in January 1999 where he was responsible for defining and managing internal processes, while managing business development and delivery of products, services and solutions to a number of large accounts. Prior to Arthur Andersen, Mr. Davis worked at Ernst & Young LLP for two years, Mallinckrodt, Inc. for two years, and spent five years at McDonnell Douglas in many different technical and managerial positions. Mr. Davis has a M.B.A. from Washington University and a B.S. degree in Electrical Engineering from the University of Missouri.

Paul E. Martin joined the Company in August 2006 as Chief Financial Officer, Treasurer and Secretary. From August 2004 until February 2006, Mr. Martin was the Interim co-Chief Financial Officer and Interim Chief Financial Officer of Charter Communications, Inc. (“Charter”), a publicly traded multi-billion dollar in revenue domestic cable television multi-system operator. From April 2002 through April 2006, Mr. Martin was the Senior Vice President, Principal Accounting Officer and Corporate Controller of Charter and was Charter’s Vice President and Corporate Controller from March 2000 to April 2002. Prior to Charter, Mr. Martin was Vice President and Controller for Operations and Logistics for Fort James Corporation, a manufacturer of paper products with multi-billion dollar revenues. From 1995 to February 1999, Mr. Martin was Chief Financial Officer of Rawlings Sporting Goods Company, Inc., a publicly traded multi-million dollar revenue sporting goods manufacturer and distributor. Mr. Martin received a B.S. degree with honors in accounting from the University of Missouri – St. Louis.  Mr. Martin is also a member of the University of Missouri – St. Louis School of Business Leadership Council.

Timothy J. Thompson joined the Company as Vice President of Client Development upon the closing of the acquisition of Vertecon in April 2002. In this capacity, Mr. Thompson serves as the top sales and marketing executive for the Company, and is responsible for major account development, marketing, sales enablement, territory management, and business partner development. Mr. Thompson has over 26 years of experience in the Information Technology industry.  This experience includes 6 years as the Director of Business Development for the Great Plains Market Circle at Arthur Andersen and 12 years in various sales and sales management positions at IBM.  Mr. Thompson has a B.S. in Mathematics from the University of Notre Dame and a M.B.A. from Washington University.  Mr. Thompson is involved in several charitable organizations and he is on the board of directors of one of the largest charitable fundraising and grant foundations serving the needs of the St. Louis community.

Richard T. Kalbfleish joined the Company as Controller in November 2004 and became Vice President of Finance and Administration and Assistant Treasurer in May 2005. In August 2006, Mr. Kalbfleish became the Principal Accounting Officer of the Company. Prior to joining the Company, Mr. Kalbfleish served as Vice President of Finance and Administration with IntelliMark/Technisource, a national IT staffing company, for 11 years. Mr. Kalbfleish has over 23 years of experience at the Controller level and above in a number of service industries with an emphasis on acquisition integration and accounting, human resources and administrative support. Mr. Kalbfleish has a B.S.B.A. in Accountancy from the University of Missouri - Columbia.

Ralph C. Derrickson became a member of the Board of Directors in July 2004. Mr. Derrickson has more than 27 years of technology management experience in a wide range of settings including start-up, interim management and restructuring situations. Currently Mr. Derrickson is President and CEO of Carena, Inc. Prior to joining Carena, Inc., Mr. Derrickson was managing director of venture investments at Vulcan Inc., an investment management firm with headquarters in Seattle, Washington from October 2001 to July 2004. Mr. Derrickson is a founding partner of Watershed Capital, an early-stage venture capital firm, and is the managing member of RCollins Group, LLC, a management advisory firm. He served as a board member of Metricom, Inc., a publicly traded company, from April 1997 to November 2001 and as Interim CEO of Metricom from February 2001 to August 2001. He served as vice president of product development at Starwave Corporation, one of the pioneers of the Internet. Earlier, Mr. Derrickson held senior management positions at NeXT Computer, Inc. and Sun Microsystems, Inc. He has served on the boards of numerous start-up technology companies. Mr. Derrickson is on the faculty of the Michael G. Foster School of Business at the University of Washington, and serves on the Executive Advisory Board of the Center for Entrepreneurship and Innovation at the University of Washington, as well as a member of the President’s Circle of the National Academy of Sciences, The National Academy of Engineering and the Institute of Medicine. Mr. Derrickson holds a bachelor’s degree in systems software from the Rochester Institute of Technology.

John S. Hamlin became a member of the Board of Directors in March 2009.  Mr. Hamlin is President and Managing Partner of Bozeman Limited Partnership, an Austin, Texas-based private equity firm. He is currently a corporate board member of Recreational Equipment, Inc. in Seattle, Washington, where he serves on the compensation committee, Spiceworks, a privately held network management software company in Austin, Texas, and Bare Escentuals, a premium cosmetic company based in San Francisco, California. He serves on the advisory boards of Bazaarvoice, a privately held online ratings and review company in Austin, Texas, and IMVU, a privately held social networking company in Palo Alto, California.  He was formerly a corporate board member and audit committee member at Safeco which was sold to Liberty Mutual Insurance for a 51% premium in the summer of 2008.  Prior to Bozeman, Mr. Hamlin spent 11 years at Dell Inc. where he was an Executive Officer and Senior Vice President reporting directly to the Office of the Chairman.  From 2005 to 2007 he was the Senior Vice President responsible for Dell's global online business and brand strategy. Mr. Hamlin previously served as Senior Vice President and General Manager of Dell's US consumer business for 5 years, and led that business from #6 to #1 share in the US.  He also served as Vice President and General Manager of Dell's Home and Small Business division in Japan, and held marketing and operations positions in the US Home and Small Business division before moving to Japan. Prior to joining Dell, Mr. Hamlin worked in the venture capital field for three years and served as a strategic consultant at Bain & Company for six years.

Max D. Hopper became a member of the Board of Directors in September 2002. Mr. Hopper began his information systems career in 1960 at Shell Oil and served with EDS, United Airlines and Bank of America prior to joining American Airlines. During Mr. Hopper’s twenty-year tenure at American Airlines he served as CIO, and as CEO of several business units. Most recently, he founded Max D. Hopper Associates, Inc., a consulting firm that specializes in the strategic use of information technology and business-driven technology. Mr. Hopper currently serves on the board of directors for several companies such as Gartner Group as well as other private corporations.

David S. Lundeen became a member of the Board of Directors in April 1998. From March 1999 through 2002, Mr. Lundeen was a partner with Watershed Capital, a private equity firm based in Mountain View, California. From June 1997 to February 1999, Mr. Lundeen was self-employed, managed his personal investments and acted as a consultant and advisor to various businesses. From June 1995 to June 1997, he served as the Chief Financial Officer and Chief Operating Officer of BSG Corporation. From January 1990 until June 1995, Mr. Lundeen served as President of Blockbuster Technology and as Vice President of Finance of Blockbuster Entertainment Corporation. Prior to that time, Mr. Lundeen was an investment banker with Drexel Burnham Lambert in New York City. Mr. Lundeen currently serves as a member of the board of directors of Parago, Inc., and as Chairman of the Board of Interstate Connections, Inc. Mr. Lundeen received a B.S. in Engineering from the University of Michigan in 1984 and an M.B.A. from the University of Chicago in 1988. The Board of Directors has determined that Mr. Lundeen is an audit committee financial expert, as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”).

David D. May, CFA, became a member of the Board of Directors in March 2009.  Mr. May is the co-founder and portfolio manager of Third Coast Capital, an Austin-based long-short equity hedge fund.  Prior to forming Third Coast Capital in 2004, Mr. May was a co-founder and Managing Partner of Ridgecrest Partners, a New York City-based hedge fund founded in 1998.  From 1996 to 1998, Mr. May was a Partner at Ardsley Partners, a Connecticut-based hedge fund, where he served as an analyst and a portfolio manager.  Previously, he was a Vice President at Luther King Capital Management in Fort Worth, Texas, an investment advisory firm.  During his twelve years with the company, he served as a portfolio manager for a broad range of investment portfolios and co-founded the LKCM Mutual Funds, of which he served as President of the Fund group.  He received a B.A. in Business and an M.B.A. from Texas Christian University.  Mr. May currently sits on the Board of Blackhawk Healthcare.

There are no family relationships between any of the Company’s directors and executive officers.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting is required for the election of each director.

The Board of Directors recommends a vote “FOR” the election of each of the Nominee Directors.

COMPOSITION AND MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is currently comprised of six directors. The Board of Directors has affirmatively determined that a majority of the directors qualify as independent directors as defined by SEC regulations and Nasdaq Stock Market listing standards. The independent directors are Ralph C. Derrickson, John S. Hamlin, Max D. Hopper, David S. Lundeen, and David D. May.

During fiscal year 2008, the Board of Directors held eight meetings and did not act by unanimous written consent. Each of the directors participated in at least 75% of the aggregate of all meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors of which each respective director was a member during the time he was serving as such during the fiscal year ended December 31, 2008.  All members of the Board of Directors are encouraged to attend the Meeting.  Three of the directors attended our 2008 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has created a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Each member of the committees is independent as defined by SEC regulations and Nasdaq Stock Market listing standards.

Compensation Committee

The Compensation Committee establishes salaries, incentives and other forms of compensation for Perficient's directors, executive officers and key employees, and administers its equity incentive plans and other incentive and benefit plans. This committee held six meetings during fiscal year 2008. The members of the Compensation Committee are Max D. Hopper and David S. Lundeen.   Kenneth R. Johnsen was also a member of the Compensation Committee until his resignation on March 20, 2009.  Mr. Lundeen serves as chairman of the Compensation Committee. A copy of the current Compensation Committee charter is available on the Company’s website, www.perficient.com.

Audit Committee

The Audit Committee has the sole authority to appoint, retain and terminate the Company's independent accountants and is directly responsible for the compensation, oversight and evaluation of the work of the independent accountants. The independent accountants report directly to the Audit Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and all non-audit engagements with the Company’s independent accountants and must pre-approve all auditing and permitted non-audit services to be performed for the Company by the independent accountants, subject to certain exceptions provided by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the current Audit Committee Charter is available on the Company’s website, www.perficient.com.

This committee held four meetings during fiscal year 2008. The members of the Audit Committee are Max D. Hopper, David S. Lundeen and Ralph C. Derrickson. Mr. Lundeen serves as chairman of the Audit Committee. The Board of Directors has determined that Mr. Lundeen is qualified as the Audit Committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the listing standards of the Nasdaq Stock Market. The Board of Directors has affirmatively determined that Messrs. Hopper, Lundeen and Derrickson qualify as independent directors as defined by the Nasdaq Stock Market listing standards and believes that each member has sufficient knowledge and experience in financial matters to perform his duties on the committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for establishing the criteria for selecting directors, recommending to the Board of Directors individuals for election or reelection, overseeing orientation and continuing education programs, advising the Board of Directors on corporate governance practices, recommending chairpersons of each of the Board of Director committees, and reporting annually on the performance of the Board of Directors.  A copy of the current Nominating and Corporate Governance Committee Charter is available on the Company’s website, www.perficient.com.

This committee held one meeting during fiscal year 2008.  The Committee also met in 2009 to confirm the recommendation of the Directors nominated by the Board of Directors for reelection (the Board of Directors approved the nominations after consultation with members of the Nominating and Corporate Governance Committee but before the committee’s meeting) and review composition of its committees. The members of the Nominating and Corporate Governance Committee are David S. Lundeen and Max D. Hopper.  Mr. Hopper serves as chairman of the Nominating and Corporate Governance Committee.

Identification of Director Candidates

The Nominating and Corporate Governance Committee is responsible for evaluating potential or suggested director nominees and identifying individuals qualified to become members of the Board of Directors. This committee will also evaluate persons suggested by stockholders and conduct the appropriate inquiries into the backgrounds and qualifications of all possible nominees. The Nominating and Corporate Governance Committee has established criteria for selecting new director nominees, which includes knowledge of business, industry and economic environment, educational background, professional experience, and availability to serve as a director of the Company.  The committee also considers the make up of the Board of Directors as a whole in terms of the professional diversity represented by various occupations.  Each nominee should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company.

Pursuant to the bylaws of Perficient, nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in the bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. Such stockholder’s notice shall set forth:

(A) the name, age, business address and residence address of such person;

(B) the principal occupation or employment of such person;

(C) the class and number of shares of the Company which are beneficially owned by such person;

(D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

(E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A of the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serve as a director if elected).

Any nominations received from stockholders must be in full compliance with applicable laws and with the bylaws of Perficient.

Communications with the Board

Communications by stockholders or by other parties may be sent to the Board of Directors by U.S. mail or overnight delivery and should be addressed to the Board of Directors c/o Secretary, Perficient, Inc., 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746. Communications directed to the Board of Directors, or one or more directors, will be reviewed by the Secretary and forwarded to the Board of Directors if appropriate and may be made anonymously.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Overview

The Compensation Committee of the Board of Directors (“Compensation Committee”) is responsible for reviewing, evaluating and approving the agreements, plans, policies and programs of the Company to compensate its officers and directors. The Compensation Committee consists of Messrs. Hopper and Lundeen. Mr. Lundeen serves as chairman of the Compensation Committee. None of the committee members performed as an officer or employee of Perficient or any of its subsidiaries at any time during fiscal 2008 or at any other time. None of the executive officers of the Company served on the board of directors of any company of which one of the Company’s directors was an executive officer.

The Committee makes all decisions related to the compensation of the Chief Executive Officer (“CEO”) and Chief Operating Officer (“COO”). The CEO annually reviews the performance of the named executive officers, other than himself, and presents individual compensation recommendations to the Compensation Committee. The Compensation Committee has the authority to accept, modify or disregard the CEO’s compensation recommendations.

Executive Compensation Objectives and Elements of Compensation

During 2008, various types of compensation were provided to the named executive officers of the Company set forth in the “Summary Compensation Table” at page 14, who are:

•	John T. McDonald, CEO,
•	Jeffrey S. Davis, COO,
•	Paul E. Martin, Chief Financial Officer (“CFO”),
•	Richard T. Kalbfleish, Vice President of Finance and Administration (“VP – Finance & Administration”), and
•	Timothy J. Thompson, Vice President of Client Development (“VP – Client Development”).

The objectives of the compensation programs of the Company are:

•	To recruit and retain the top management available in the industry of the Company in order to aid and to support its rapid growth;
•	To allow employees to acquire a proprietary interest in the Company as an incentive to remain employed with the Company; and
•	To reward employees for service to the Company by delivering salaries that appropriately recognize job responsibilities and individual performance.

The Company’s compensation programs are designed to attract, retain, and reward executives who are responsible for achieving the business objectives necessary to assure both revenue and profit growth while providing clients of the Company with the highest quality solutions and services. A significant portion of compensation paid to executives is directly related to delivering revenue and profit growth and other factors that influence shareholder value, thereby aligning the executive’s interests closely with our shareholders’ interests. This leads the Company to focus more on variable compensation than on base salary. The Company’s variable compensation programs for executives are structured to pay for high performance and are typically dependent on the Company’s financial results. It is the Company’s view that an incentive-based compensation philosophy keeps management motivated and retains top executives to ensure the Company’s long-term success. Each executive officer is rewarded with the following types of cash and non-cash compensation:

•	Base salary;
•	Performance based annual cash bonus award;
•	Long-term equity incentive compensation;
•	Company-sponsored employee benefits, such as life insurance benefits, and a tax-qualified savings plan (401(k) plan); and
•	Upon a termination for certain specified reasons or a change of control, severance and the potential acceleration of vesting of long-term equity awards.

There is no predetermined policy for allocating compensation between these elements, and each type of compensation is designed to achieve a specific purpose in line with management’s compensation program objectives.

Peer Group

The Compensation Committee utilized the analysis of Longnecker & Associates (“Longnecker”), an independent compensation consulting firm, from Longnecker’s November 27, 2007 report to determine if the Company’s executive officers’ base salary was comparable to the Company’s peers and a market average. This market average was comprised of a combination of market compensation data from peer company proxy statements as well as published industry sources utilizing companies that operate in the computer programming services industry with average revenues of approximately $217 million and average market capitalization of $703 million (“external market”) in 2007. The following companies were included in the peer group: Advent Software, Inc., Computer Programs & Systems, Inc., Computer Task Group, Inc., Diamond Management & Technology Consultants Inc., EPIQ Systems, Inc., iGATE Corporation, QuadraMed Corporation, Secure Computing Corporation, Synaptics, Incorporated, and Syntel, Inc. Published survey compensation data from the following sources was utilized: William Mercer, Watson Wyatt, World at Work, and the Economic Research Institute. The report prepared by Longnecker analyzed the compensation paid to the Company’s top 20 highest paid employees.  Therefore, the comparisons of the compensation paid to the Company’s executive officers to the external market midpoint included those top 20 highest paid employees and not merely the Company’s named executive officers.  While the data and input provided by Longnecker is a factor in its analysis of various compensation elements, the Compensation Committee makes the final determination on all compensation decisions.

Base Salary

The named executive officers are offered a competitive salary in order to retain their services and to also reward their performance with the Company. For the CEO, COO and CFO, salary is predetermined as part of a written employment agreement that has been approved by the Compensation Committee. Several factors are considered by the Compensation Committee when determining and approving an employment agreement or arrangement for a named executive officer. These factors include the executive officer’s performance relevant to the Company’s goals and objectives, such as the Company’s financial performance and relative shareholder return. For newly hired executives, the individual’s relevant experience in the industry is considered.  The base salary of other executive officers of the Company is recommended by the CEO with final approval given by the Compensation Committee.

From January 1, 2008 to May 15, 2008, the CFO had a base salary of $215,000.  Effective May 16, 2008, the Compensation Committee increased the CFO’s base salary to $225,000.  The Compensation Committee determined that the base salaries of the other named executive officers were appropriate and did not make further adjustments.  See the “Summary Compensation Table” on page 14 for a detailed discussion of the executives’ base salaries for years 2006, 2007 and 2008.

The November 27, 2007 report provided by Longnecker showed that, including the adjustment to the base salary of the CFO for 2008, the base salaries of the Company’s executives were at the external market midpoint.  The Compensation Committee used this report as verification that the base salaries are close to the market midpoint or slightly below, which allows for more emphasis on variable compensation and is in line with the Company’s compensation program objectives.

Performance Based Executive Bonus Plan

The named executive officers, excluding the VP – Client Development, for reasons discussed below under “Business Development Executive Commission Plan,” are eligible for cash bonuses under the Executive Bonus Plan, which is tied to operating performance. The determination of bonus payments is based on various targets and factors. Annual incentive targets are an integral component of compensation that link and reinforce executive decision making and performance with the annual objectives of the Company. The Compensation Committee has the discretion to determine the appropriate performance criteria, which is objective and established in writing during the first quarter of each year. Typically, these targets include Non-Generally Accepted Accounting Principles Earnings Per Share (“Non-GAAP EPS”) targets and Generally Accepted Accounting Principles Earnings Per Share (“GAAP EPS”) targets that must be met each quarter and are discussed and agreed upon by the Compensation Committee and management during the Company’s annual planning process. Non-GAAP EPS is a performance measure defined as net income plus amortization of intangibles, stock compensation expense and other non-cash items, including related tax effects, divided by shares used in computing diluted net income per share, which is not in compliance with Generally Accepted Accounting Principles (“GAAP”).

Management and the Compensation Committee believe in the importance of structuring a bonus arrangement that pays the Company’s stockholders first.  Therefore, no incentive bonuses are payable to the Company’s executives until the Company surpasses the Non-GAAP EPS and GAAP EPS targets established by the Compensation Committee.

The bonus payments under the 2008 Executive Bonus Plan were contingent upon realization of fully diluted Non-GAAP EPS and GAAP EPS of at least $0.83 and $0.55, respectively, for the year. As there were no acquisitions during the year, the targets were not reassessed by the Compensation Committee during the year and were not increased.  A detailed description of the 2008 Executive Bonus Plan can be found following the “2008 Grants of Plan-Based Awards” table on page 17.  In addition to amounts that may be payable under the Company’s Executive Bonus Plan, the Compensation Committee may also award discretionary bonuses. The form and structure of any bonuses paid to the Company’s named executive officers must be approved by the Compensation Committee. Bonus payments are offered to reward management for implementing and monitoring the objectives of the Company in line with the Company’s financial goals. The effectiveness of the Company’s annual incentive program was assessed on the basis of total cash actually received by executives, which includes base salary and annual incentive bonus payments with respect to 2008.

The 2008 Executive Bonus Plan also incorporated a “stair-step” feature.  In prior years, the bonus pool established with respect to the named executive officers and other non-executive management employees was funded with each dollar of earnings in excess of the pre-established Non-GAAP EPS targets.  Pursuant to the Company’s 2008 incentive bonus arrangements, however, a portion of the bonus pool was to be funded upon the achievement of Non-GAAP EPS in excess of $0.83 (and earnings in excess of the portion of the bonus pool funded would be retained by the Company), another portion of the bonus pool was to be funded upon the achievement of Non-GAAP EPS in excess of $0.86 (and earnings in excess of the portion of the bonus pool funded would be retained by the Company), and the bonus pool would not be fully funded until the achievement of Non-GAAP EPS in excess of $0.90.  The Compensation Committee implemented this feature based on the recommendation of management to ensure that the Company’s executives and management would share in the benefits of increased earnings on Common Stock with the Company’s stockholders.  Management and the Compensation Committee believe the addition of the “stair-step” feature to the 2008 Executive Bonus Plan furthers the Company’s policy of paying stockholders before executives are rewarded for Company performance.

The targets established under the 2008 Executive Bonus Plan were not met and therefore no bonuses were paid to executives for 2008.  Discretionary bonuses may be paid to non-executive management for 2008 subject to Compensation Committee approval.

In February 2009, the Compensation Committee established the annual incentive targets for the named executive officers, excluding the VP – Client Development as discussed below under “Business Development Executive Commission Plan,” as part of the 2009 Executive Bonus Plan. The table below lists the 2009 target bonus awards as a percent of base salary for the named executive officers:

	Target Bonus Percentage	Maximum Bonus Percentage
CEO	200%	300%
COO	200%	300%
CFO	80%	120%
VP-Finance & Administration	30%	45%

The named executive officers above are eligible to receive their target bonus if the following Non-GAAP and GAAP EPS targets are met or exceeded for 2009: $0.45 Non-GAAP EPS and $0.15 GAAP EPS.   The named executive officers may receive up to the maximum bonus percentage to the extent the Non-GAAP and GAAP EPS targets are exceeded up to 1.5 times the targets. The Compensation Committee has full discretion to reduce bonus amounts, even if the targets are met or exceeded. In order to meet these targets, the Company’s Non-GAAP and GAAP EPS must meet the predetermined targets after considering the estimated bonus payout. No bonus amounts are paid if the targets are not met.

The 2009 Executive Bonus Plan also incorporates a “stair-step” feature.  Pursuant to the Company’s 2009 incentive bonus arrangements, a portion of the bonus pool will be funded upon the achievement of Non-GAAP EPS in excess of $0.45 (and earnings in excess of the portion of the bonus pool funded would be retained by the Company), another portion of the bonus pool will be funded upon the achievement of Non-GAAP EPS in excess of $0.50 (and earnings in excess of the portion of the bonus pool funded will be retained by the Company), and the bonus pool will not be fully funded until the achievement of Non-GAAP EPS in excess of $0.55.  The Compensation Committee implemented this feature based on the recommendation of management to ensure that the Company’s executives and management would share in the benefits of increased earnings on Common Stock with the Company’s stockholders.  Management and the Compensation Committee believe the addition of the “stair-step” feature to the 2009 Executive Bonus Plan furthers the Company’s policy of paying stockholders before executives are rewarded for Company performance.

Business Development Executive Commission Plan

The Company’s VP – Client Development is not eligible for the Executive Bonus Plan; however, he participates in the Business Development Executive Commission Plan (the “Commission Plan”). This plan is applicable for all business development executives and provides a percentage commission on certain revenue targets. Each business development executive is assigned a services revenue quota and a software margin quota that is based primarily on prior year results, Company growth objectives, and projected sales opportunities. Business development executives must attain a minimum of 60% of their established quota to be eligible for commissions. Services commissions range from 2% to 6% of project revenue and software commissions range from 10% to 15% of margin.

Participants in the Commission Plan may elect to receive a portion of any earned commission in the form of a restricted stock award granted pursuant to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.  If such an election is made, the employee will receive a 20% premium on their “purchase” of the restricted stock award.  The VP – Client Development did not elect to receive any portion of earned commission in restricted stock during 2009.

Long-Term Equity Incentive Compensation

Share-based compensation such as stock options and restricted stock awards are granted to executive officers on a discretionary basis by the Compensation Committee. The Company does not have any program, plan or practice to grant stock options or restricted stock awards to executives in coordination with the release of material non-public information. Typically, grants of share-based awards to executive officers include grants to other employees as well, unless the award is issued as part of a new employment arrangement with the Company. It is the Company’s current practice to grant awards of restricted stock instead of stock options. See detail of these awards at the “2008 Grants of Plan-Based Awards” table on page 17. The Company believes that by offering this type of incentive compensation, they have rewarded the highest quality management and will retain that management in the future. Share-based payments allow the executive officers to obtain a proprietary interest in the Company and therefore participate in the profit and success of the Company in meeting its objectives and goals.  Additionally, by focusing on equity-based compensation the Company is able to provide competitive total compensation packages and use cash resources to operate and expand the business.

These types of awards usually have a vesting period of five to seven years, giving the executive officers an inducement to remain with the Company. There are no performance conditions associated with the share-based awards granted by the Company. Award amounts and the timing of grants are determined by the Compensation Committee.  In 2008, all of the long-term equity incentive awards granted by the Company were in the form of restricted stock.  Awards to the named executive officers vest 20% on each anniversary of the date of grant through 2013.  Any potential acceleration of the vesting schedules pursuant to a change of control or a termination is discussed below under “Potential Payments Upon Termination and/or a Change of Control.”

Company Sponsored Benefit Plans

The named executive officers are provided with primarily the same company sponsored health, welfare, and retirement benefits as all other employees, including life insurance benefits, and a tax-qualified retirement savings plan. The Company provides all employees with basic life insurance in the amount of two times their annual salary with a $100,000 minimum benefit and a $400,000 maximum benefit. In addition to the standard life insurance, the Company retains a $1.5 million life insurance policy for the CEO and another $1.5 million policy for the COO. The benefit on these policies is payable to the CEO’s or COO’s beneficiary, as applicable, upon death. The Company also provides a short-term and a long-term disability benefit to all employees, including the named executive officers, at no cost for 60% of base salary for up to 90 days.  In addition to the standard short-term and long-term disability benefits, the Company provides compensation to the CEO and COO to pay for additional disability coverage.  This additional coverage includes a short-term monthly income benefit of $15,000 for five years for both the CEO and COO, and a long-term monthly income benefit of $7,500 until the age of 65 for the CEO.

The Perficient 401(k) Employee Savings Plan is a tax-qualified retirement savings plan to which all employees, including the named executive officers, are able to contribute from 1% to 100% of their annual salary on a before-tax basis, up to the limits established by the Internal Revenue Code (the “Code”). During the 2008 year, the Company matched 50% of contributions, up to 6% of salary, comprised of 25% in cash and 25% in Company stock. Employee contributions to the 401(k) Employee Savings Plan vest upon contribution and Company matching funds are fully vested after 3 years of service.

Attributed costs of the benefits described above for the named executive officers for the year ended December 31, 2008 are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 14.

Severance Benefits

The Company has entered into employment agreements with the CEO, COO and CFO, which contain severance and change of control provisions. Benefits under the agreements are payable upon a “double-trigger.”  In other words, although the employment agreements provide for accelerated vesting of equity upon a change of control, additional payments under the agreements are only triggered upon termination of employment.   The Compensation Committee believes that termination and change of control protection allows management to focus their attention and energy on the Company’s business without any distractions regarding the effects of a change of control. Further, such protections maximize stockholder value by encouraging management to objectively review any proposed transaction to determine whether such proposal is in the best interest of the stockholders. See further information regarding severance and other change of control benefits under the “Potential Payments upon Termination and/or Change of Control” section on page 25.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code (“IRS Section 162(m)”), which limits the deductibility of certain executive officer compensation. Generally, the Company’s policy is to structure compensation so that executive compensation is tax deductible. However, in certain cases, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers while creating and improving stockholder value.

The Company’s stockholders approved the Perficient, Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) on June 26, 2007.  The Omnibus Incentive Plan formalizes the Company’s practices for awarding bonuses under the Executive Bonus Plan, and the Executive Bonus Plan is administered pursuant to the Omnibus Incentive Plan.  The Omnibus Incentive Plan is appropriately structured to avoid the limitations on deductibility imposed by IRS Section 162(m) in order to allow the Company to deduct the bonus amounts paid under the Executive Bonus Plan.  Taxable income associated with restricted stock awards, however, is subject to the limitations of IRS Section 162(m). During 2008, the CEO and COO were paid bonuses earned under the Omnibus Incentive Plan in 2007.  These bonuses were excluded from 2008 compensation for purposes of applying IRS Section 162(m).  The compensation subject to IRS Section 162(m) of either the CEO or COO did not exceed $1,000,000 in 2008.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

The Compensation Committee

David S. Lundeen, Chairman

Max D. Hopper

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of David S. Lundeen and Max D. Hopper.  None of the Compensation Committee members has or had a relationship with the Company that is or was required to be disclosed under the rules of the SEC.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2006, 2007 and 2008, including the Principal Executive Officer (“CEO”), the Principal Financial Officer (“CFO”) and the three other most highly compensated executive officers based on total compensation:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Stock Options ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
John T. McDonald	2008	$285,000	$-	$1,194,323	$321,897	$-	$12,777	(5)	$1,813,997
Chairman of the Board and Chief Executive Officer	2007	$276,250	$-	$709,336	$499,077	$532,408	$28,844		$2,045,915
	2006	$250,000	$-	$337,403	$477,287	$750,000	$44,502		$1,859,192

Paul E. Martin (6)	2008	$221,250	$-	$353,448	$-	$-	$4,979		$579,677
Chief Financial Officer	2007	$215,000	$-	$209,646	$-	$137,361	$3,597		$565,604
	2006	$71,667	$48,375	$47,800	$-	$48,375	$-		$216,217

Jeffrey S. Davis	2008	$285,000	$-	$1,115,263	$160,948	$-	$11,591	(7)	$1,572,802
President and Chief Operating Officer	2007	$276,250	$-	$665,295	$209,902	$532,408	$18,072		$1,701,927
	2006	$250,000	$-	$176,258	$214,429	$750,000	$29,035		$1,419,722

Timothy J. Thompson	2008	$160,000	$-	$39,918	$-	$204,120	$4,785		$408,823
Vice President - Client Development	2007	$160,000	$-	$24,762	$24,677	$388,219	$6,887		$604,545
	2006	$160,000	$-	$12,975	$26,485	$330,488	$12,052		$542,000

Richard T. Kalbfleish	2008	$153,000	$-	$56,848	$-	$-	$3,393		$213,241
Vice President – Finance & Administration	2007	$150,000	-	$38,741	$28,019	$45,681	$1,557		$263,998
	2006	$140,000	$15,650	$17,460	$27,942	$64,350	$1,543		$266,945

(1)	Amounts listed represent discretionary bonuses awarded after fiscal year end to reward certain executives for favorable Company performance.
(2)
Amounts listed represent the amount of expense recognized for financial reporting purposes with respect to restricted stock and stock option awards in accordance with Statement of Financial Accounting Standards No. 123R (As Amended),  Share Based Payment  (“SFAS 123R”) and includes amounts from awards granted prior to the applicable year for which the expense is disclosed. Following SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the 2008 amounts were disclosed in Note 7 to the Company’s consolidated financial statements for 2008, included in the Company’s annual report on Form 10-K filed with the SEC on March 6, 2009.

(3)
Amounts are earned and accrued during the fiscal year indicated and paid subsequent to the end of the fiscal year pursuant to the Company’s performance based Executive Bonus Plan, except for Mr. Thompson, who earned and was paid amounts under the Business Development Executive Commission Plan throughout 2008.

(4)
Other than as noted in footnotes (5) and (7), the amounts listed represent the value of the Company’s 401(k) contributions, Company-paid standard life insurance premiums and cell phone allowance for each executive in 2008.  The named executive officers from time to time received certain immaterial personal benefits or other compensation items from the Company in 2008; however, the value of these items did not exceed $10,000.

(5)
As part of his overall compensation, Mr. McDonald received Company-paid 401(k) contributions of $3,450, Company-paid Life & Disability Insurance premiums of $7,836, Company-paid standard life insurance premiums of $591, and a $900 cell phone allowance.

(6)	Mr. Martin became the Chief Financial Officer of the Company on August 21, 2006. Mr. Martin’s base salary increased from $215,000 to $225,000 effective May 16, 2008.
(7)
As part of his overall compensation, Mr. Davis received Company-paid 401(k) contributions of $3,450, Company-paid Life & Disability Insurance premiums of $6,705, Company-paid standard life insurance premiums of $536, and a $900 cell phone allowance.

The table below summarizes the 2008 total compensation mix for our executive officers by pay element:

PERCENT OF 2008 TOTAL COMPENSATION BY PAY ELEMENT
Name	Base Salary (%)	Incentive Compensation (%)	Other Compensation (%)

John T. McDonald	16%	83%	1%

Paul E. Martin	38%	61%	1%

Jeffrey S. Davis	18%	81%	1%

Timothy J. Thompson	39%	60%	1%

Richard T. Kalbfleish	72%	27%	1%

Employment Agreements

    Mr. McDonald

The Company entered into an employment agreement with Mr. McDonald dated March 3, 2009 and effective January 1, 2009 that will expire on December 31, 2011.  Mr. McDonald’s previous employment agreement with the Company was effective January 1, 2006, amended on April 20, 2007, and expired on December 31, 2008.  Mr. McDonald’s current employment agreement provides for the following compensation:

•	an annual salary of $285,000 that may be increased by the Board of Directors from time to time;
•
an annual performance bonus of up to 200% of Mr. McDonald's annual salary in the event the Company achieves certain performance targets approved by the Board of Directors (“Mr. McDonald’s Target Bonus”), which may be increased up to 300% of Mr. McDonald’s annual salary pursuant to the 2009 Executive Bonus Plan;

•
entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs; and

•	death, disability, severance, and change of control benefits described below in the section titled “Potential Payments upon Termination or Change of Control.”

Under his current agreement, Mr. McDonald can choose to reduce his role as Chief Executive Officer and Chairman of the Board to Chairman of the Board only.  If this were to occur, Mr. McDonald would incur a reduction in salary and bonus by 50% and would only be eligible for equity grants awarded to non-employee directors.  Also, Mr. McDonald would be required to make himself available to the Company for up to 20 hours per week and his responsibilities would include presiding over the Board of Directors and committees of the Board of Directors, providing oversight of corporate strategy, financing, acquisitions, and investor relations, including presenting on the Company's quarterly earnings conference calls and presenting at such investor conferences and handling such other investor relations functions as reasonably requested by the Company.

Mr. McDonald has agreed to refrain from competing with the Company for a period of five years following the termination of his employment. Mr. McDonald’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

Mr. Davis

The Company entered into an employment agreement with Mr. Davis dated March 3, 2009 and effective January 1, 2009 that will expire on December 31, 2011.  Mr. Davis’ previous employment agreement with the Company was effective July 1, 2006 and was set to expire on June 30, 2009. Mr. Davis’s current employment agreement provides for the following compensation:

•	an annual salary of $285,000 that may be increased by the CEO from time to time;
•
an annual performance bonus of up to 200% of Mr. Davis’s annual salary in the event the Company achieves certain performance targets (“Mr. Davis’s Target Bonus”), which may be increased up to 300% of Mr. Davis’s annual salary pursuant to the 2009 Executive Bonus Plan;

•
entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs; and

•	death, disability, severance, and change of control benefits described below in the section titled “Potential Payments upon Termination or Change of Control.”

Mr. Davis has agreed to refrain from competing with the Company for a period of five years following the termination of his employment. Mr. Davis’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

    Mr. Martin

The Company entered into an agreement evidenced by an offer letter with Mr. Martin effective July 20, 2006, which was further amended on May 16, 2008. The offer letter, as amended, provides for the following compensation:

•	an annual salary of $215,000 that may be increased from time to time (currently Mr. Martin receives an annual salary of $225,000);
•
an annual performance bonus of up to 80% of Mr. Martin’s base salary in the event the Company achieves certain performance targets, which may be increased up to 120% of Mr. Martin’s base salary pursuant to the 2008 Executive Bonus Plan; and

•	severance and change of control benefits described below in the section titled “Potential Payments upon Termination or Change of Control.”

Mr. Martin’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

GRANTS OF PLAN-BASED AWARDS

The following table reflects awards granted to the named executive officers during 2008 under the Company’s equity and non-equity incentive plans:

2008 GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Stock(#)(3)	Awards ($)(4)
John T. McDonald	12/17/2008	$-	$-		$-	250,000	$1,225,000
	N/A	-	570,000		855,000	-	-
Paul E. Martin	12/17/2008	-	-		-	130,000	637,000
	N/A	-	180,000		270,000	-	-
Jeffrey S. Davis	12/17/2008	-	-		-	300,000	1,470,000
	N/A	-	570,000		855,000	-	-
Timothy J. Thompson	12/17/2008	-	-		-	14,000	68,600
	N/A	-	388,000	(2)	-	-	-
Richard T. Kalbfleish	12/17/2008	-	-		-	14,000	68,600
	N/A	-	45,900		68,850	-	-

(1)
Reflects the target and maximum bonus award amounts that could potentially be earned by each named executive officer (other than Mr. Thompson) under the Executive Bonus Plan based on 2008 performance, as described in the “Annual Incentive Cash Bonus Compensation” section following this table. Actual amounts paid out with respect to these bonuses have been reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 14.

(2)
Reflects a representative amount potentially payable as a single estimated payout (based upon Mr. Thompson’s sales in 2007) that could potentially be earned by Mr. Thompson under the Business Development Executive Commission Plan based on 2008 performance, as described in the “Annual Incentive Cash Bonus Compensation” section following this table.  The actual amounts paid out with respect to this commission plan have been reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 14.

(3)
Reflects the Compensation Committee’s grant of restricted shares to the named executive officers on December 17, 2008 in the respective amounts listed in the table.  The terms of these restricted share awards are described below in the section entitled “Restricted Share Award Terms” following this table.

(4)
Represents the grant date fair value of the restricted shares granted on December 17, 2008 for purposes of SFAS 123R. The grant date fair value is based on the per share closing price of the Common Stock on December 17, 2008 (the date of grant) which was $4.90.

Annual Incentive Cash Bonus Compensation

The bonuses that are available to the named executive officers (other than Mr. Thompson) as an annual incentive bonus under the Executive Bonus Plan are based upon pre-set percentages of salary and are earned by reaching certain target performance levels.

In March 2008, the Compensation Committee established the targets for the named executive officers (other than Mr. Thompson) under the Executive Bonus Plan for 2008.  The table below lists the potential bonus awards as a percent of base salary for the named executive officers as reflected in the “2008 Grants of Plan-Based Awards” table:

	Target Bonus Percentage	Maximum Bonus Percentage
CEO	200%	300%
COO	200%	300%
CFO *	80%	120%
VP-Finance & Administration	30%	45%

    * The CFO’s Target Bonus increased from 60% to 80% in May 2008.

The named executive officers above are eligible to receive a bonus (which may be less than the target bonus) if the following Non-GAAP and GAAP EPS targets are met for 2008: $0.83 total Non-GAAP EPS and $0.55 total GAAP EPS.  The executives share in every dollar of earnings above the targets established pursuant to the 2009 Executive Bonus Plan up to the maximum bonus percentage of each.  Such executives may receive up to the maximum bonus percentage to the extent the Non-GAAP and GAAP EPS targets are exceeded up to 1.5 times the targets.  The Compensation Committee has the discretion to decrease bonus amounts, even if the targets are met or exceeded. In order to meet these targets, the Company’s Non-GAAP and GAAP EPS must meet the predetermined targets after considering the estimated bonus payout.

The targets established under the 2008 Executive Bonus Plan were not met and therefore no bonuses were paid to executives for 2008.  Discretionary bonuses may be paid to non-executive management for 2008 subject to Compensation Committee approval.

Additional information regarding these bonus awards can be found above in the Compensation Discussion & Analysis under the section entitled “Performance Based Executive Bonus Plan.”

The bonus amounts available to Mr. Thompson as an annual incentive bonus under the Business Development Executive Commission Plan are based upon pre-set percentage commissions on certain revenue targets.  A description of the applicable performance criteria and other material terms of this arrangement can be found above in the Compensation Discussion & Analysis under the section entitled “Business Development Executive Commission Plan.”

Restricted Share Award Terms

The restricted shares awarded on December 17, 2008 were granted under the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.  Under the terms of the restricted share award agreements, 20% of the shares subject to an award will vest on each yearly anniversary of December 17, 2008 with the final tranche vesting on December 17, 2013, provided the recipient continues employment with the Company through the applicable vesting dates.

The amount of restricted share awards granted during 2008 was increased due to the continued deterioration of the U.S. economy and the slow down in the IT industry.  Awards to officers and key employees were increased in order to reward performance, retain key management in a tough economy and remain competitive in our industry by providing a competitive total compensation package.  Additionally, being able to provide additional equity compensation allowed the Company to be able to use cash resources to operate rather than divert cash to pay compensation.

In the event of a recipient’s termination of employment with the Company for any reason (including death or disability) prior to full vesting of the restricted shares, restricted shares that have not vested as of the date of termination will be null and void and will be forfeited to the Company, unless the terms of the recipient’s employment agreement provide otherwise.  The employment agreements for the named executive officers provide for accelerated vesting of equity awards such as the restricted share awards in the case of certain involuntary terminations or upon the occurrence of a change of control.  These acceleration provisions are described below in the section of this proxy entitled “Potential Payments upon Termination and/or Change of Control.”

Dividends are payable on the restricted shares at the same rate and at the same time that dividends are paid to stockholders generally; however, the Company has not historically and does not intend to pay dividends.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents (1) the number of unexercised options held by each named executive officer as of December 31, 2008, and (2) the number and market value of unvested restricted share awards held by each named executive officer as of December 31, 2008:

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Stock Options				Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have	Market Value of Shares or Units of Stock That Have
Name	Exercisable	Unexercisable	Price ($)	Date	Not Vested (#)	Not Vested ($)(9)
John T. McDonald	50,000	-	$14.688	1/16/2010	75,000 (3)	$358,500
	218,820	-	3.750	3/28/2011	105,000 (5)	501,900
	140,766	-	2.280	12/11/2013	120,000 (6)	573,600
	228,572	171,428(2)	6.310	12/15/2014	250,000 (8)	1,195,000

Paul E. Martin	-	-	-	-	42,500 (7)	203,150
	-	-	-	-	11,993 (5)	57,327
	-	-	-	-	38,000 (6)	181,640
	-	-	-	-	130,000 (8)	621,400

Jeffrey S. Davis	69,285	85,715(2)	6.310	12/15/2014	37,500 (3)	179,250
	-	-	-	-	105,000 (5)	501,900
	-	-	-	-	120,000 (6)	573,600
	-	-	-	-	300,000 (8)	1,434,000

Timothy J. Thompson	110,810	-	1.350	10/12/2011	4,213 (4)	20,138
	13,000	-	2.280	12/11/2013	2,100 (5)	10,038
	-	-	-	-	4,000 (6)	19,120
	-	-	-	-	14,000 (8)	66,920

Richard T. Kalbfleish	20,000	-	6.240	12/14/2014	5,618 (4)	26,854
	-	-	-	-	3,920 (5)	18,738
	-	-	-	-	4,800 (6)	22,944
	-	-	-	-	14,000 (8)	66,920

(1)
The outstanding option awards reported in this table generally vest over a five year period in 20% increments on each yearly anniversary of the date of grant of the option, except that the 20,000 options awarded to Mr. Kalbfleish on December 14, 2004 vest over a four year period with 6.25% of the option vesting on each quarterly anniversary of the date of grant. Options generally expire ten years from the date of grant (the “expiration date”).  If the recipient’s employment terminates (a) due to death or “permanent disability” (as defined in the applicable award agreement), then the option will remain exercisable for twelve months following the termination date, (b) as a result of the recipient’s “misconduct” (as defined in the applicable award agreement), then the option will terminate immediately and cease to be outstanding, and (c) for any other reason, then the option will remain exercisable for three months following the termination date, provided that no option will be exercisable after its original expiration date.  The effect of a “corporate transaction” (as defined in the applicable award agreement) on the vesting and exercisability of option awards is described below in the “Potential Payments upon Termination and/or Change of Control” section of this proxy.

(2)
In January 2007, the Compensation Committee approved the accelerated vesting of these option awards, which were granted on December 15, 2004, as follows: (a) two-sevenths of the total option shares, to the extent unvested, vested as of January 15, 2007, and (b) the remaining option shares subject to each option vest in 20% increments on each yearly anniversary of December 15, beginning on December 15, 2007.

(3)
Represents awards of 175,000 and 87,500 restricted shares made to Messrs. McDonald and Davis, respectively, on December 15, 2004, with seven year vesting schedules.  In January 2007, the Compensation Committee approved the accelerated vesting of these restricted shares as follows: (a) two-sevenths of the total restricted shares, to the extent unvested, vested as of January 15, 2007, and (b) the remaining restricted shares subject to each award vest in 20% increments on each yearly anniversary of December 15, beginning on December 15, 2007.

(4)
Represents awards of 8,427 and 11,236 restricted shares made to Messrs. Thompson and Kalbfleish, respectively, on December 28, 2005, with six year vesting.  In January 2007, the Compensation Committee approved the accelerated vesting of these restricted shares as follows: (a) one-sixth of the total restricted shares, to the extent unvested, vested as of January 15, 2007, and (b) the remaining restricted shares subject to each award vest in 20% increments on each yearly anniversary of December 15, beginning on December 15, 2007.

(5)
Represents awards of restricted shares made to the named executive officers on December 21, 2006.  Twenty-percent of the restricted shares subject to each award vest on the yearly anniversary of December 21 with the final tranche vesting on December 21, 2011.

(6)
Represents awards of restricted shares made to the named executive officers on December 4, 2007.  Twenty-percent of the restricted shares subject to each award vested on December 4, 2008.  The remaining 80% of each award will vest in four equal installments on each following yearly anniversary of December 4.

(7)
Represents an award of 50,000 restricted shares made to Mr. Martin in connection with his appointment as Chief Financial Officer of the Company on August 21, 2006.  Ten percent of this award vested on August 21, 2008.  The remaining restricted shares will vest in accordance with the following schedule: (a) 25% of the restricted shares will vest on August 21, 2009, (b) 25% of the restricted shares will vest on August 21, 2010, and (c) the final 35% of the restricted shares will vest on August 21, 2011.

(8)
Represents awards of restricted shares made to the named executive officers on December 17, 2008.  The vesting dates for these awards are described above in the narrative entitled “Restricted Share Award Terms.”

(9)	Based on the per share closing market price of $4.78 of the Common Stock on December 31, 2008.

OPTION EXERCISES AND STOCK VESTED

The following table presents stock options exercised by and stock awards vested on behalf of the named executive officers during 2008:

2008 OPTION EXERCISES AND STOCK VESTED
	Stock Options		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John T. McDonald	26,800 (3)	$137,484	90,000 (4)	$425,750

Paul E. Martin	-	-	18,497 (5)	99,259

Jeffrey S. Davis	-	-	77,500 (6)	371,000

Timothy J. Thompson	64,668 (7)	357,813	3,105 (8)	14,171

Richard T. Kalbfleish	-	-	4,379 (9)	20,345

(1)
Calculated as the aggregate market value on the exercise date of the shares of the Common Stock received upon exercise of options, less the aggregate exercise price of options (calculated before payment of any applicable withholding or other income taxes).

(2)
Calculated as the aggregate market value on the date of vesting of the shares with respect to which restrictions lapsed during 2008 (calculated before payment of any applicable withholding or other income taxes).

(3)	Mr. McDonald exercised a total of 26,800 stock options during 2008, with an exercise price of $2.28 and a market price of $7.41 at the time of exercise.
(4)
Mr. McDonald was granted (a) 175,000 restricted shares on December 15, 2004, a portion of which vested on December 15, 2008, when the market price of the Company’s stock was $4.38; (b) 175,000 restricted shares on December 21, 2006, a portion of which vested on December 21, 2008, when the market price of the Company’s stock was $5.41; and (c) 150,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2008, when the market price of the Company’s stock was $4.23.

(5)
Mr. Martin was granted (a) 50,000 restricted shares on August 21, 2006, a portion of which vested on August 21, 2008, when the market price of the Company’s stock was $7.49; (b) 19,987 restricted shares on December 21, 2006, a portion of which vested on December 21, 2008, when the market price of the Company’s stock was $5.41; and (c) 47,500 restricted shares on December 4, 2007, a portion of which vested on December 4, 2008, when the market price of the Company’s stock was $4.23.

(6)
Mr. Davis was granted (a) 87,500 restricted shares on December 15, 2004, a portion of which vested on December 15, 2008, when the market price of the Company’s stock was $4.38; (b) 175,000 restricted shares on December 21, 2006, a portion of which vested on December 21, 2008, when the market price of the Company’s stock was $5.41; and (c) 150,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2008, when the market price of the Company’s stock was $4.23.

(7)	Mr. Thompson exercised a total of 64,668 stock options during 2008, with exercise prices ranging from $0.50 – 2.25 and at a market price of $7.16 at the time of exercise.
(8)
Mr. Thompson was granted (a) 8,427 restricted shares on December 28, 2005, a portion of which vested on December 15, 2008, when the market price of the Company’s stock was $4.38; (b) 3,500 restricted shares on December 21, 2006, a portion of which vested on December 21, 2008, when the market price of the Company’s stock was $5.41; and (c) 5,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2008, when the market price of the Company’s stock was $4.23.

(9)
Mr. Kalbfleish was granted (a) 11,236 restricted shares on December 28, 2005, a portion of which vested on December 15, 2008, when the market price of the Company’s stock was $4.38; (b) 6,532 restricted shares on December 21, 2006, a portion of which vested on December 21, 2008, when the market price of the Company’s stock was $5.41; and (c) 6,000 restricted shares on December 4, 2007, a portion of which vested on December 4, 2008, when the market price of the Company’s stock was $4.23.

PENSION BENEFITS

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for the named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION

The following table summarizes information regarding the Company’s named executive officers’ participation in the Perficient, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).

2008 NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions ($)(1)	Company Contributions ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
John T. McDonald	$-	$-	$-	$-	$-

Paul E. Martin	27,219	-	(7,882)	-	24,169

Jeffrey S. Davis	-	-	-	-	-

Timothy J. Thompson	102,060	-	(29,848)	-	118,561

Richard T. Kalbfleish	-	-	-	-	-

(1)	All amounts reported as contributions in this column have been reported in the Salary and Bonus columns of the “Summary Compensation Table” on page 14.
(2)
The amounts in this column represent aggregate earnings that accrued during 2008 on amounts of salary and/or bonus deferred at the election of the named executive officer pursuant to the Deferred Compensation Plan.  These earnings have not been reported as compensation to the named executive officers in the “Summary Compensation Table” on page 14.

The Deferred Compensation Plan allows each participant to contribute up to 80 percent of base salary and commission and 100 percent of annual incentive bonus payments.  Contributions may be made to either the retirement account or the in-service account of the participant; however, no contributions may be made to a participant’s in-service account during a deferral period when amounts are scheduled to be distributed from that account.  Also, if the Compensation Committee determines that a participant has incurred a financial hardship, it may terminate the participant’s deferrals.

In addition, the Company may, in its discretion, provide a matching contribution of 25% of the participant’s contribution to the Deferred Compensation Plan up to the first 6% of a participant’s compensation (includes base salary and bonus or incentive compensation); however, any matching contribution will be reduced by the amount of matching contributions actually made on the participant’s behalf under the Company’s 401(k) plan.  Matching contributions vest annually over a three year period.  The Company may also make discretionary contributions on behalf of participants in the Deferred Compensation Plan, which will be in the amounts and will vest in accordance with the schedule determined by the Company.  The Company made no matching contributions in 2008.

The Deferred Compensation Plan permits each participant to make investment allocation choices for both the participant’s contributions and any Company matching or discretionary contributions made on the participant’s behalf among the investment choices designated by the Company, which earn market rates of return.  Participants are permitted to change their investment elections on a daily basis.

A participant will receive a distribution of amounts deferred in a particular year upon the earlier to occur of (1) the time specified in the participant’s deferral commitment election with respect to the participant’s in-service account, (2) his termination of employment, or (3) his death or disability.  In addition, a participant may receive a distribution if the Compensation Committee determines that the participant has experienced a financial hardship, to the extent reasonably necessary to satisfy the participant’s needs. Upon a participant’s termination of employment, the participant’s benefits under the Deferred Compensation Plan shall be paid to him as soon as administratively practicable following the date of the participant’s termination of employment, unless the participant constitutes a “specified employee” (within the meaning of section 409A of the Code), in which case the initial payment will be made no earlier than the first day of the seventh month following the participant’s termination.  A participant’s vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, or in up to a maximum of 15 annual installments (or a maximum of five annual installments with respect to the participant’s in-service account).  Certain small account balances (a retirement account balance of less than $50,000 and an in-service account balance of less than $25,000) will be paid in a lump sum regardless of the participant’s election.

Potential Payments upon Termination and/or Change of Control

As part of their employment agreements, Messrs. McDonald, Davis and Martin have certain provisions detailing payments due to them in the event of termination of their employment with the Company, including the resulting compensation from a change of control.

Mr. McDonald

Mr. McDonald’s current employment agreement provides for the following death, disability, severance, and change of control benefits:

•	death benefits of a lump-sum payment equal to two multiplied by the sum of (i) Mr. McDonald’s annual salary and (ii) Mr. McDonald’s Target Bonus;
•	disability benefits paid over 24 months equal to two multiplied by the sum of (i) Mr. McDonald’s annual salary and (ii) Mr. McDonald’s Target Bonus;
•
severance benefits, if Mr. McDonald’s employment with the Company is terminated by the Company prior to a change of control in a Without Cause Termination (as defined in his employment agreement), of a lump-sum payment equal to two multiplied by the sum of (i) Mr. McDonald’s annual salary and (ii) Mr. McDonald’s Target Bonus, acceleration of option and restricted stock vesting, and welfare benefits and the use of his office and administrative assistance for 24 months; and

•
upon the occurrence of a change of control Mr. McDonald is entitled to receive the above described benefits if he is terminated Without Cause or for Good Reason (as defined in his employment agreement) within 2 years of a change of control.

In the event that any payment or benefit received by Mr. McDonald in connection with a change of control would constitute an “excess parachute payment” subject to an excise tax (an “Excise Tax”), the Company will pay him a “gross up payment” intended to provide him with a net payment, after payment of all Excise Taxes and all taxes on the “gross up payment,” equal to what he would have received under his employment agreement had no Excise Taxes been imposed on the “excess parachute payments.” This amount is determined using the highest marginal federal, state or local tax rates, but takes into account the maximum reduction in federal income taxes that can be obtained from deduction of state and local taxes and any limitations applicable to individuals subject to the highest marginal federal income tax rate. Mr. McDonald may also elect to receive a lesser amount by eliminating the accelerated vesting on his stock options and restricted stock in order to decrease the Excise Taxes owed.

Mr. Davis

Mr. Davis’s current employment agreement provides for the following death, disability, severance, and change of control benefits:

•	death benefits of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus;
•	disability benefits of a lump-sum payment of one year’s annual salary and Mr. Davis’s Target Bonus, paid over 12 months;
•
severance benefits, if Mr. Davis’s employment with the Company is terminated by the Company in a Without Cause Termination (as defined in his employment agreement) either before or after a change of control, of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus, acceleration of option and restricted stock vesting, and welfare benefits for one year following termination;

•
severance benefits of a lump-sum payment equal to one year’s annual salary and Mr. Davis’s Target Bonus, and welfare benefits for one year following resignation if Mr. Davis voluntarily resigns after a Constructive Termination; and

•	immediate vesting of 50% of all unvested stock option grants and restricted stock grants previously awarded to Mr. Davis upon the occurrence of a change of control.

To the extent payments and benefits to Mr. Davis in connection with a change of control would constitute “excess parachute payments” for purposes of Section 280G of the Code subject to Excise Taxes, Mr. Davis can elect to receive a lesser amount and eliminate the accelerated vesting of his unvested stock options and restricted stock in order to decrease or eliminate the Excise Taxes.

The current employment agreements for Messrs. McDonald and Davis generally use the following terms:

“Change of Control” means (A)  The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (B) The acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company, that together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; (C)  A majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; (D)  One person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

This definition of Change of Control shall be interpreted in accordance with, and in a manner that will bring the definition into compliance with, the regulations under Section 409A of the Internal Revenue Code.

“Constructive Termination” means Mr. Davis’ voluntary termination of his employment with the Company (a) within 30 days of the appointment by the Board of Directors of the Company of a person other than John T. McDonald or Mr. Davis as the Chief Executive Officer of the Company, provided that such appointment occurs prior to a Change of Control, or (b) following (i) a reduction in Mr. Davis’ base compensation (including benefits) of more than fifteen percent (15%), (ii) a material reduction of mr. Davis’ performance-based target bonus or other incentive programs except in conjunction with a Change of Control or, in the case of (i) and (ii) except where all officers are affected equally, or  (iii) a relocation of Mr. Davis’ place of employment of more than 50 miles without his consent; in each case where the condition is not remedied or corrected by the Company within 30 days after Mr. Davis sends notice to the Company in writing specifying the reason why he claims there exists grounds for a Constructive Termination, and he sends the notice within one year of discovering the existence of the condition that gives rise to a right to claim a Constructive Termination.

“Disability” means the Board of Directors’ or CEO’s, as applicable, reasoned and good faith judgment that the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

"Good Reason Termination" means a termination by Mr. McDonald of employment following (A) a material diminution in Mr. McDonald’s annual salary; (B) a material diminution in Mr. McDonald’s authority, duties, or responsibilities , including but not limited to a requirement that he report to a corporate officer or employee instead of reporting directly to the current Board of Directors, (C) a material change in the geographic location at which Mr. McDonald must perform the services, or (D) any other action or inaction that constitutes a material breach by of the agreement by the Company; in each case where the determination is made in good faith by Mr. McDonald in his sole discretion and he sends the notice within two years after first discovering the existence of the condition that gives rise to a right to seek a Good Reason Termination. The determination by Mr. McDonald as to whether good reason exists shall be binding absent bad faith or manifest error.

“Termination for Cause” means a termination of the executive’s employment by reason of (a) the repeated or willful failure of the executive to substantially perform his duties that has not been cured after written demand from the Board of Directors, (b) conviction of, or entering a plea of guilty or  nolo contendere  to, a crime involving moral turpitude or dishonesty or to any other crime that constitutes a felony, (c) executive’s intentional misconduct, gross negligence or material misrepresentation in the performance of his duties to the Company, or (d) material breach by executive of any written covenant or agreement with the Company including any covenants not to compete or to non-disclosure of confidential information.

“Without Cause Termination” means a termination of the executive’s employment by the Company other than due to (a) Termination for Cause, (b) Disability, (c) death, or (d) the expiration of the employment agreement.

Mr. Martin

Mr. Martin’s employment agreement provides for the following severance and change of control benefits:

•	severance benefits, if Mr. Martin’s employment with the Company is terminated by the Company other than for cause (as defined above) equal to one year’s annual salary;
•	immediate vesting of 50% of all unvested restricted stock grants previously awarded to Mr. Martin upon the occurrence of a change of control (as defined above); and

•
severance benefits if Mr. Martin’s employment with the Company is terminated by the Company other than for cause (as defined above) within the first year after a change of control equal to one year’s annual salary and immediate vesting of all remaining unvested restricted stock previously awarded to Mr. Martin.  In addition, the Company will provide welfare benefits for one year following termination.

Under the employment agreements with the aforementioned officers, each officer would be entitled to receive the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the aforementioned officers, which would only be known at the time that they become eligible for payment and would only be payable if the events set forth in the table below occur.

Quantification of Potential Payments Upon Termination and/or Change of Control

The table below reflects the amount that could be payable under the various arrangements assuming that the triggering event set forth in the title of each column occurred on December 31, 2008. For purposes of determining Mr. McDonald’s tax gross up payment the Company has assumed that his change of control payment is reasonable compensation for services he will refrain from performing (pursuant to his covenant not to compete with the Company) following the change of control.  Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a termination of employment or change of control actually occurs.

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE OF CONTROL
Name (1)	Year	Severance/ Change of Control Payment	Accelerated Restricted Stock Vesting (2)	Accelerated Stock Option Vesting (3)	Continuation of Benefits (4)	Tax Gross-up Payment	Total
John T. McDonald (5)	2008	$1,710,000	$2,748,500	$577,300	$47,365	$-	$5,083,164

Paul E. Martin (6)	2008	225,000	1,063,517	-	11,488	-	1,300,004

Jeffrey S. Davis (7)	2008	855,000	2,688,750	-	11,278	-	3,555,028

(1)
Mr. Thompson and Mr. Kalbfleish are not included in this table since they do not have arrangements with the Company in the event of termination of their employment with the Company, including a change of control.

(2)	Calculated using the closing market price per share of $4.78 of the Common Stock on December 31, 2008 for the total number of restricted shares accelerated.
(3)
Calculated using the closing market price per share of $4.78 of the Common Stock on December 31, 2008 less the option price per share for the total number of options accelerated.  The potential payment from the accelerated options includes only the proceeds from the exercise of options with a strike price greater than $4.78 since there would be no proceeds upon the exercise of underwater stock options.  The number of total options held and their related strike prices are listed in the “2008 Outstanding Equity Awards at Fiscal Year-End” table on page 19.

(4)
Represents the estimated present value of all future payments of premiums for benefits which would be paid on behalf of the specified executive officers under the Company’s medical, disability, life, and dental insurance programs. In addition to these benefits, Mr. McDonald’s benefits also include the estimated present value of the use of an office and administrative assistant for a period of two years after the separation date.

(5)
Upon a without cause termination, Mr. McDonald would receive each of the payments and benefits listed in the table above. Upon Mr. McDonald’s death or disability, he would receive the severance payment only. If a change of control were to occur, Mr. McDonald would receive each of the payments and benefits listed in the table above if he is terminated without cause or for good reason (as defined in his employment agreement) within two years of a change of control. If Mr. McDonald were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

(6)
Upon the occurrence of a change of control, 50% of Mr. Martin’s unvested restricted stock would immediately vest, amounting to $531,759 in compensation utilizing the assumptions discussed above. If Mr. Martin is terminated without cause within the first year after a change of control he will receive each of the payments and benefits listed in the table above for 2008. If Mr. Martin were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

(7)
Upon a without cause termination, or a without cause termination following a change of control, Mr. Davis would receive each of the payments and benefits listed in the table above. Upon Mr. Davis’s death or disability, he would receive the severance payment only. Mr. Davis would receive the severance payment and the continuance of benefits listed in the table above if he voluntarily resigns upon the occurrence of a constructive termination. If a change of control were to occur, 50% of Mr. Davis’s unvested stock options and restricted stock would immediately vest, amounting to $1,344,375 in compensation utilizing the assumptions discussed above. If Mr. Davis were to terminate his employment with the Company for cause or voluntarily, he would receive no compensation except his unpaid salary and bonus earned through the termination date.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. When recommending changes to director compensation, the Company considers the significant amount of time they expend in fulfilling their duties to the Company, as well as the skill level required of members of the Board of Directors.  No employee receives compensation for serving as a director.

The Board of Directors compensation plan for 2008 provided for the following for non-employee directors:

•
Each new member of the Board of Directors is entitled to receive 1,950 shares of restricted stock.  These shares of restricted stock vest and become nonforfeitable in twelve equal quarterly installments beginning on the first quarterly anniversary of the date of grant.

•
Each member of the Board of Directors on the date of the Annual Stockholders Meeting, whether or not that member was standing for re-election, is entitled to receive 650 shares of restricted stock.  These shares of restricted stock vest quarterly over one year.

•
Each member of the Board of Directors serving on a committee is entitled to an annual grant of 650 shares of restricted stock.  These shares of restricted stock vest quarterly over one year provided the non-employee member of the Board of Directors continues to serve as a member of such committee.

•	Each member of the Board of Directors received $2,000 for each regularly scheduled quarterly meeting of the Board of Directors attended in person, or $1,000 if attended telephonically.
•	Each member of the Board of Directors received $500 for each special meeting of the Board of Directors if attended in person, or $250 if attended telephonically.
•	Each member of the Board of Directors serving on the Audit Committee received $1,250 for each meeting of the Audit Committee attended in person, or $750 if attended telephonically.
•	Each member of the Board of Directors serving on the Compensation Committee received $1,000 for each meeting of the Compensation Committee attended in person, or $500 if attended telephonically.
•
Each member of the Board of Directors serving on the Nominating and Corporate Guidance Committee received $500 for each meeting of the Nominating and Corporate Guidance Committee attended in person, or $250 if attended telephonically.

•	The member of the Board of Directors serving as chairman of the Audit Committee received an additional $6,250 quarterly.
•	The member of the Board of Directors serving as chairman of the Compensation Committee received an additional $3,750 quarterly.
•
On the date of each Annual Stockholders Meeting, the Chairman of the Audit Committee and Chairman of the Compensation Committee will each receive 1,300 shares of restricted stock vesting quarterly over one year.

In March 2009, the Compensation Committee amended the director compensation plan.  The amended plan provides for the following compensation in place of the amounts set forth above:

•
Each new Non-Employee Director will be granted restricted stock under the Plan with a value of $100,000, based on the closing price of the Company’s stock price on the date of appointment to the Board of Directors, in connection with his election or appointment to the Board, vesting ratably on the last day of each calendar quarter over the immediately succeeding three years;

•
Subject to continuing Compensation Committee approval, on the first business day in November of each year, each then-serving Non-Employee Director will be granted an annual award of restricted stock under the Plan with a value of $20,000, based on the closing price of the Company’s stock price on that date, vesting ratably on the last day of each calendar quarter over the immediately succeeding one year;

•	Each Non-Employee Director will be entitled to receive an annual fee of $15,000 paid in quarterly installments commencing April 15, 2009;
•	Each Non-Employee Director will receive $2,000 for each regularly scheduled quarterly meeting of the Board attended in person or $1,000 if attended telephonically;
•	Each Non-Employee Director will receive $500 for each special meeting of the Board if attended in person or $250 if attended telephonically;
•	The Non-Employee Director serving as Chairman of the Audit Committee will receive an additional fee payable at the rate of $2,500 per quarter; and
•	The Non-Employee Director serving as Chairman of the Compensation Committee will receive an additional fee payable at the rate of $1,250 per quarter.

The following table provides information relating to total compensation amounts paid to non-employee members of the Board of Directors in 2008:

2008 DIRECTOR COMPENSATION
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Total ($)
Ralph C. Derrickson (4)	$7,500	$11,506	$-	$19,006

Max D. Hopper (5)	11,000	23,012	-	34,012

Kenneth R. Johnsen (6)	7,250	11,506	-	18,756

David S. Lundeen (7)	55,750	46,024	-	101,774

(1)
John T. McDonald, the CEO and Chairman of the Board of Directors, is not included in this table since he is an employee and thus received no compensation for his service as a member of the Board of Directors. Mr. McDonald’s compensation as an employee of the Company is shown in the “Summary Compensation Table” on page 14.  John S. Hamlin and David D. May are not included in this table since they were appointed to the Board of Directors on March 20, 2009 and did not receive any compensation from the Company in 2008.

(2)
Restricted stock awards were awarded to non-employee members of the Board of Directors on December 17, 2008.  Messrs. Derrickson and Johnsen received 2,600 shares of restricted stock each with a total fair value of $12,740 on the award date, Mr. Hopper received 5,200 shares of restricted stock with a total fair value of $25,480 on the award date, and Mr. Lundeen received 10,400 shares of restricted stock with a total fair value of $50,960 on the award date.  The grant date fair value of the restricted stock awards was based on the closing market price of the Company’s common stock on the grant date of $4.90.  The Company does not pay dividends on restricted stock awards.

(3)
Amounts listed represent the amount of expense recognized for financial reporting purposes in 2008 for restricted stock and stock option awards in accordance with SFAS 123R, and includes amounts from awards granted prior to 2008. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of this amount were disclosed in Note 7 to the Company’s consolidated financial statements for 2008 included in the Company’s annual report on Form 10-K filed with the SEC on March 6, 2009.

(4)
As of December 31, 2008, Mr. Derrickson had 30,000 option awards outstanding, which were all vested. These awards range in exercise price from $3.17 to $9.19. Mr. Derrickson had 2,600 shares of unvested restricted stock outstanding as of December 31, 2008 with a market value of $12,248, based on the closing price of the Company’s common stock of $4.78 on December 31, 2008.

(5)
As of December 31, 2008, Mr. Hopper had 55,000 option awards outstanding, which were all vested. These awards range in exercise price from $0.79 to $9.19. Mr. Hopper had 5,200 shares of unvested restricted stock outstanding as of December 31, 2008 with a market value of $24,856, based on the closing price of the Company’s common stock of $4.78 on December 31, 2008.

(6)
As of December 31, 2008, Mr. Johnsen had 17,500 option awards outstanding, which were all vested. These awards range in exercise price from $3.17 to $9.19. Mr. Johnsen had 2,600 shares of unvested restricted stock outstanding as of December 31, 2008 with a market value of $12,248, based on the closing price of the Company’s common stock of $4.78 on December 31, 2008.  Mr. Johnsen resigned from the Board of Directors effective March 20, 2009.

(7)
As of December 31, 2008, Mr. Lundeen had no option awards outstanding and 10,400 shares of unvested restricted stock outstanding with a market value of $49,712, based on the closing price of the Company’s common stock of $4.78 on December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of March 9, 2009 for each Director and nominee for Director, each executive officer named in the Summary Compensation Table herein, and by all Directors (including nominees) and executive officers of the Company as a group.

Name and Company Position	Shares Beneficially Owned (1)	Percent of Class (2)
John T. McDonald, Chairman of the Board and CEO (3)	1,726,720	5.3%
Paul E. Martin, CFO	256,895	0.8%
Jeffrey S. Davis, President and COO (4)	781,761	2.4%
Timothy J. Thompson, Vice President - Client Development (5)	264,986	0.8%
Richard T. Kalbfleish, Vice President - Finance and Administration (6)	59,450	0.2%
David S. Lundeen, Director	160,636	*
Max D. Hopper, Director (7)	65,400	*
Ralph C. Derrickson, Director (8)	35,200	*
David D. May (9)	300,000	*
John S. Hamlin (9)	--	--
Directors and officers as a group (8 persons)	3,651,048	11.1%

(1)	Represents the Company’s only class of voting common stock.
(2)
The percentage of Common Stock owned is based on total shares outstanding of 32,113,146 as of March 9, 2009, and including for each named executive officer and director the shares of Common Stock issuable upon the exercise of options issued to such executive officer or director and exercisable within 60 days of the date hereof.

(3)	Includes 638,157 shares of Common Stock issuable upon the exercise of options.
(4)	Includes 69,285 shares of Common Stock issuable upon the exercise of options.
(5)	Includes 123,810 shares of Common Stock issuable upon the exercise of options.
(6)	Includes 20,000 shares of Common Stock issuable upon the exercise of options.
(7)	Includes 55,000 shares of Common Stock issuable upon the exercise of options.
(8)	Includes 30,000 shares of Common Stock issuable upon the exercise of options.
(9)	Messrs. Hamlin and May were appointed to the Board of Directors effective March 20, 2009. Mr. May owned 300,000 shares of the Company’s Common Stock prior to his appointment to the Board of Directors.
* Represents less than 1% of the Company’s Common Stock outstanding as of March 9, 2009.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 9, 2009, information for each entity that, to the knowledge of the Company, beneficially owned more than five percent (5%) of the Common Stock, based on statements filed with the SEC pursuant to Section 13(g) or 13(d) of the Exchange Act:
Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned	Percent of Class
Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	2,276,481 (1)	7.03%

(1)
Included in the shares of Common Stock that are beneficially owned by Barclays Global Investors, NA are (a) 855,268 shares beneficially owned by Barclays Global Investors, NA, (b) 1,400,834 shares beneficially owned by Barclays Global Fund Advisors, and (c) 20,379 shares beneficially owned by Barclays Global Investors, LTD.

Equity Compensation Plan Information

The following table provides information with respect to the equity securities that are authorized for issuance under the Company’s compensation plans as of December 31, 2008:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity-Compensation Plans Approved by Security Holders (1)	1,943,731	$4.73	557,843
Equity-Compensation Plans Not Approved by Security Holders (2)(3)	94,189	$6.21	--
TOTAL	2,037,920	$4.80	557,843

(1)
Represents shares issuable from the 12,189,063 shares authorized for issuance under the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan. The automatic share increase program provides for an increase each year equal to 8% of the outstanding Common Stock on the last trading day in December of the previous year, but in no event will any such annual increase exceed 1,000,000 shares of Common Stock. Pursuant to the Company’s automatic share increase program, 1,000,000 additional shares were authorized for issuance under the Plan as of January 1, 2009.  Note the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan expires on May 2, 2009.

(2)
These amounts include (i) options to purchase 18,938 shares of the Common Stock with an exercise price of $0.03 per share and options to purchase 1,071 shares of the Common Stock with an exercise price of $3.55 per share that were assumed in connection with the Company’s acquisition of Javelin Solutions, Inc. in April 2002 and (ii) options to purchase approximately 4,428 shares of the Common Stock exercisable for a weighted-average exercise price of $4.40 per share that were assumed in connection with the Company’s acquisition of Primary Webworks, Inc. d/b/a Vertecon, Inc. in April 2002. These options are fully vested and exercisable for a period of approximately 10 years from the date of grant. Upon termination of employment the options will be exercisable for 90 days.  No future awards may be made under these plans.

(3)
The amounts include options to purchase 24,080 shares of the Common Stock with an exercise price of $16.94 per share and options to purchase 45,672 shares of the Common Stock with an exercise price of $3.36 per share that were assumed in connection with the Company’s acquisition of Compete, Inc. in May 2000.  These options are fully vested and exercisable for a period of 10 years from the date of grant. Upon termination of employment the options will be exercisable for the remainder of their option term.  No future awards may be made under these plans.

PROPOSAL 2. APPROVAL OF THE COMPANY’S 2009 LONG-TERM INCENTIVE PLAN

Background of the Incentive Plan

The Company’s 1999 Stock Option/Stock Issuance Plan (the “1999 Plan”) will expire on May 2, 2009 and consequently no further awards can be granted under that plan after that date. The Board of Directors has recommended, subject to stockholder approval, the approval and adoption of the Perficient, Inc. 2009 Long-Term Incentive Plan (the “Incentive Plan”), which includes a maximum number of shares of Common Stock that can be granted of 1.5 million shares that expires in April 2012.  The purposes of the Incentive Plan are to encourage employees and directors to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company to attract and retain individuals of exceptional management talent.  Like the Company’s 1999 Plan, the Incentive Plan allows officers, Board members and other key employees of the Company to be eligible to receive a grant of stock options, stock appreciation rights (“SAR’s”), restricted stock awards, performance awards, and/or other stock unit awards.  If approved, the Incentive Plan will be effective as of April 24, 2009 (the “Effective Date”).  The 1999 Plan will remain active through the expiration date.

Consequences of Failing to Ratify the Incentive Plan

In the event our stockholders fail to approve the proposal to adopt and approve the Incentive Plan, the Incentive Plan will not become effective and due to the expiration of the Company’s 1999 Plan, no further awards may be granted.  In such event, we will be required to re-evaluate our compensation structure to ensure that it remains competitive.  This evaluation may result in the modification of the amount and types of compensation that is payable to our employees.

The stockholders are urged to read this entire proposal and the complete plan document.  The Company believes that the Incentive Plan is necessary to recruit and retain key employees critical to the Company’s success, and thus is in the best interest of the Company’s stockholders.  The Company has explained the reasons for supporting this proposal under the “Why We Believe You Should Vote For this Proposal” below.

Why We Believe You Should Vote For this Proposal

The Board of Directors believes that the Incentive Plan is essential for the ongoing success of the Company and its ability to recruit, retain and reward key employees. The Board of Directors believes that if the Incentive Plan is not approved, the Company’s ability to align the interests of key employees with stockholders through equity-based compensation would be compromised, disrupting the Company’s compensation program and impairing the Company’s ability to recruit and retain key employees. The Board of Directors recommends approval of the Incentive Plan for the following reasons:

Historical Company Equity Usage.  We believe that our historical equity usage has been in line with industry norms on an aggregate basis. We set targets for equity compensation based on industry standards and other data provided to the compensation committee by management and compensation consultants. Based on this information, we believe that our equity usage is relatively consistent with the broader market as well as with the peer group of companies we use to benchmark executive compensation. Our equity grant levels are consistent with our overall compensation philosophy of pay-for-performance and below average cash-based compensation. This philosophy resulted in no incentive compensation for our executive officers for 2008 as financial performance goals were not achieved. We believe our compensation philosophy aligns our management’s compensation with shareholder interest.

The Need to Provide Competitive Compensation.  Similar to other companies in our industry, we believe equity compensation is integral in providing a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are commonly used by companies our size and the ability to provide competitive grants is essential to competing in our labor markets. Therefore, we believe it is imperative to provide long-term incentive awards as a component of our compensation program. We will seek an appropriate balance between meeting employee hiring, retention and compensation goals and avoiding excessive stockholder dilution.

Cash Compensation Expense Increase.  If our ability to provide equity compensation is impaired, the Company’s cash compensation costs could increase substantially to offset equity compensation typically provided in the marketplace. It is important that we use our cash resources to operate and expand our business, rather than unnecessarily divert cash to pay compensation.

Our Continuing Emphasis on Providing Performance-Based Compensation.  We believe it is essential to provide a long-term link between compensation and shareholder value creation and rely on equity compensation as one of the most efficient and effective means to create such a relationship. The long-term equity incentive program is designed to align the interests of our officers and other key employees with those of stockholders, motivate the executive officer team to achieve key financial goals and reward superior performance over a multi-year period. We have historically utilized restricted stock awards instead of stock options to create this link between pay and performance.  We believe that by offering this type of incentive compensation, we have rewarded the highest quality management and will retain that management in the future.  Share-based payments allow the officers and other key employees to obtain a proprietary interest in the Company and therefore participate in the profit and success of the Company in meeting its objectives and goals. Restricted stock awards usually have a vesting period of five to seven years, giving the officers and other key employees an inducement to remain with the Company.  If stockholders do not approve the Incentive Plan, our ability to create long-term incentives for key employees will be substantially diminished.

Plan Benefits

Since all awards will be made at the discretion of the Compensation Committee, it is not possible to determine the amount, timing or recipients of future awards. Therefore, it is not presently possible to determine the benefits or amounts that will be received by particular eligible persons or groups pursuant to the Incentive Plan in the future.  The maximum number of shares of Common Stock that can be granted under the Incentive Plan is 1.5 million shares.

Summary of the Material Terms of the Incentive Plan

Key Plan Features. The incentive plan generally provides for:

•	ten-year maximum term for stock options and stock appreciation rights;
•	three-year minimum vesting period for awards;
•	no granting of awards below fair market value on the date of grant;
•	no re-pricing of stock options or stock appreciation rights without prior stockholder approval;
•	no reload or “evergreen” share replenishment features;
•	no accelerated vesting upon a change of control; and
•	independent plan administration by an independent compensation committee.

Administration of the Incentive Plan

The Compensation Committee will administer the Incentive Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event our Board of Directors chooses to take action under the Incentive Plan.  Unless otherwise limited by the Incentive Plan, our listing agreement with NASDAQ, Rule 16b-3 of the Exchange Act, or the Code, the Compensation Committee has broad discretion to administer the Incentive Plan, interpret its provisions, and adopt policies for implementing the Incentive Plan.  This discretion includes the power to determine to whom and when awards will be granted, determine the amount and type of such awards, prescribe and interpret the terms and provisions of each award agreement (the terms of which may vary), terminate, modify or amend the Incentive Plan (subject to ratification by our Board of Directors), and exercise and perform all other rights, duties and responsibilities permitted or required under the Incentive Plan.

The Compensation Committee may delegate the authority to grant awards to employees that are not subject to Section 16 of the Exchange Act to the CEO, and to determine the terms and conditions of the awards subject to the limitations of the Incentive Plan or other limitations as the Compensation Committee deems appropriate.

Eligibility to Participate

All employees and all of our officers, the officers of our subsidiaries or parent, and directors (each an “Eligible Person”) are eligible to participate in and receive awards under the Incentive Plan.  At the current time there are approximately 1,140 Eligible Persons.  Each Eligible Person who is designated by the Compensation Committee to receive an award under the Incentive Plan will be a “Participant.”  An employee on leave of absence may be considered still employed by us and/or our subsidiaries or parent for determining eligibility under the Incentive Plan.  Any individual granted an award which remains outstanding under the Incentive Plan will continue to be a Participant for purposes of the Incentive Plan.

Types of Awards

Stock Options. Options may be granted to Participants either alone or in additions to other types of awards allowed under the Incentive Plan.  The Company receives no consideration upon the granting of an option.  The Compensation Committee has the sole discretion to determine the option price, period, exercisability, and method of exercise.

The options may be granted as non-qualified stock options or incentive stock options, which qualify for favorable tax treatment as described below.  With respect to incentive stock options granted to a ten percent stockholder, the option price cannot be less than the fair market value of the Company’s stock on the date of grant of the option and the term of the option cannot exceed five years.  Also incentive stock options are not exercisable during the year ending on the day before the first anniversary date of the grant. For non-qualified stock options, the option price cannot be less than the fair market value of the Company’s stock on the date of grant of the option and the term of the option cannot exceed ten years.

Stock Appreciation Rights. The Compensation Committee may grant an award in the form of an SAR which may, but need not, relate to a specific stock option granted.  The exercise price of an SAR shall not be less than the fair market value of the Company’s stock on the date of grant.  The term of the SAR will be determined by the Compensation Committee at its discretion, but it cannot exceed ten years.

An SAR related to a non-qualified stock option may be granted at the same time as the related stock option is granted, or any time thereafter before the stock option is exercised or expired. If an SAR is related to an incentive stock option, it must be granted at the same time the stock option is granted, and may be exercised only if and when the fair value of the Company’s stock subject to the stock option exceeds the aggregate purchase price for the stock option.

Restricted Stock Awards.  The Compensation Committee may grant restricted stock awards for no cash consideration or for minimum cash consideration as required by applicable law.  If an employee is granted a restricted stock award and terminates employment with the Company for any reason, any restricted stock still subject to restriction will be forfeited.

Performance Awards.  The Compensation Committee may issue performance awards to eligible personnel and will determine the related performance criteria to be achieved as well as the length of the performance period.  Performance Awards may be paid in cash, shares or other property as determined by the Compensation Committee only at the end of the relevant performance period.  The Compensation Committee will have full discretion when determining if the performance levels have been achieved and the amount granted relative to that achievement.

Other Stock Unit Awards.  The Compensation Committee may grant other stock unit awards pursuant to the Incentive Plan and may determine to whom the awards will be granted, the amount and all other conditions of the awards.  Other stock unit awards may be paid in shares, cash or other property as determined by the Compensation Committee.

Stock Awards under the Incentive Plan

The maximum aggregate number of shares of our common stock that may be issued under the Incentive Plan (subject to any adjustment due to recapitalization or reorganization permitted under the Incentive Plan) will not exceed a number equal to (i) 1.5 million shares of our common stock, plus (ii) the number of shares that become available for issuance under the Incentive Plan after the Effective Date with respect to awards that lapse or are terminated and with respect to which shares are not issued.

If any share of our common stock subject to any award under the Incentive Plan is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an award is forfeited, terminated, is settled in cash in lieu of shares of our common stock or is otherwise terminated without a delivery of shares to an award recipient, the shares that were subject to that award will again be available for issue, transfer or exercise pursuant to awards under the Incentive Plan (to the extent allowable by law).  The shares of our common stock issued pursuant to the Incentive Plan may be authorized but unissued shares, shares held by us in treasury or shares which have been reacquired by us including shares which have been bought in the open market for the purposes of the Incentive Plan.

Other Provisions

Tax Withholding.  An award recipient’s tax withholding with respect to an award will be satisfied by withholding from any payment related to the award or, with respect to awards settled in our common stock, at the discretion of the Compensation Committee and subject to conditions that the Compensation Committee may impose, by the withholding of shares of stock based on the fair market value of the shares.

Amendment and Termination.  The Board of Directors may amend or terminate the Incentive Plan or the Compensation Committee’s authority to grant awards under the Incentive Plan without the consent of stockholders or award recipients.  However, our Board of Directors may condition any such amendment on the approval of our stockholders if such approval is necessary or advisable under tax, securities or other applicable laws, policies or regulations.  No amendment or termination of the Incentive Plan may adversely affect any award previously granted under the Incentive Plan without written consent of the affected award recipient.  Except as prohibited by applicable law (including, without limitation, IRS Section 162(m)), the Compensation Committee may amend or terminate any outstanding award, or waive any conditions or rights under such award, but any such amendment or termination may require the consent of the award recipient.

Federal Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the U.S. federal tax consequences to Participants arising from participation in the Incentive Plan.  This description is based on current law, which is subject to change (possibly retroactively).  The tax treatment of an award granted under the Incentive Plan may vary depending on the Participant’s particular situation and may, therefore, be subject to special rules not discussed below.  No attempt has been made to discuss any potential foreign, state or local tax consequences or additional guidance that may be issued by the U.S. Treasury Department under Section 409A of the Code.

Non-qualified Stock Options (“NSO’s”). At the time an NSO is granted, no income will be recognized by the Participant.  When the NSO is exercised, the Participant will recognize ordinary income in an amount equal to the difference between the option price paid for the Common Stock and the fair market value of the stock on the date of exercise.  When the Common Stock acquired through exercise of an NSO is sold, the appreciation (or depreciation) in the value of the stock after the date of exercise will be treated as a short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options (“ISO’s”).  At the time an ISO is granted, no income will be recognized by the award recipient.  In general, no income is recognized upon the exercise of an ISO.  If the Participant exercises an ISO and holds the stock acquired from that exercise for at least one year after the exercise date, and two years after the option grant date, then the Participant will recognize a long-term capital gain upon the sale of the Common Stock for the amount realized in excess of the option price (or a long-term capital loss if the amount realized is less than the option price).  If the Participant sells the shares acquired through exercise of an ISO within two years of the option grant date or within one year after the transfer of the shares to the award recipient, ordinary income will be recognized in the year of disposition in an amount equal to the excess of the fair market value of the stock at the time of exercise over the option price.

Stock Appreciation Rights.  No income will be recognized by the recipient of an SAR grant.  When the SAR is exercised, the Participant will include an amount equal to the cash received and fair market value of unrestricted stock or property received on the exercise as ordinary income.

Restricted Stock Awards.  Generally, restricted stock awards are not subject to tax until the shares are no longer subject to forfeiture or other restrictions, at which time the Participant must recognize ordinary income for the fair market value of the shares.  If a Participant elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares, the shares will be taxable to the Participant upon receipt of the award as ordinary income for the fair market value of the shares.  Short-term or long-term capital gain (or loss) will be recognized upon sale of the shares depending on how long the shares have been held and the amount of appreciation (or depreciation).

Subject to the discussion immediately below, we (or our subsidiaries) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the ordinary compensation income recognized by an award recipient under the foregoing rules.

Tax Code Limitations on Deductibility. For the amounts described above to be deductible by us (or by our subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (and the ability of our subsidiaries) to obtain a deduction for future payments under the Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change of control of an employer-corporation.

Finally, our ability (and the ability of our subsidiaries) to obtain a deduction for amounts paid under the Incentive Plan could be limited by IRS Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to a Covered Employee to $1,000,000 during any taxable year.  Although the Incentive Plan has been drafted to satisfy the requirements for the performance-based compensation exception to this $1,000,000 deduction limit with respect to performance awards, we may determine that it is in our best interests not to satisfy the requirements for the exception.  Further, we may grant awards which do not qualify as performance-based compensation under IRS Section 162(m).

Application of Code Section 409A.  Code Section 409A imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements.  For purposes of Code Section 409A, “non-qualified deferred compensation” includes certain equity-based incentive programs, including performance award programs. Generally speaking, Code Section 409A does not apply to incentive awards that are paid at the time the award vests.  Likewise, Section 409A typically does not apply to restricted stock.  Code Section 409A does, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests.

The Company intends that awards made pursuant to the Incentive Plan will be designed to comply with the requirements of Code Section 409A to the extent such awards are not exempt from coverage.  However, if an award fails to comply with Code Section 409A in operation, a Participant could be subject to the additional taxes and interest.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.  The U.S. federal income tax consequences associated with the issuance of shares of our common stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable.  The acquisition, ownership or disposition of shares of our common stock may also have tax consequences under various state, local and foreign laws.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter will be required to approve the Incentive Plan.

The Board of Directors recommends a vote “For” the proposal to adopt and approve our 2009 Long-Term Incentive Plan.

PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2009. Although action by the stockholders in this matter is not required, the Audit Committee believes that in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting, it is a matter of good practice.

In the event our stockholders fail to approve the proposal to appoint KPMG as the Company’s independent registered public accounting firm, the Audit Committee will reconsider whether or not to retain the firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

The Board of Directors recommends a vote “FOR” the proposal to ratify the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of Directors of the Company by providing oversight of the financial management, legal compliance programs, independent auditors and financial reporting controls and accounting policies and procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and systems of internal control and the independent auditors are responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements, as of and for the fiscal year ended December 31, 2008, were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures.

The Audit Committee also has discussed with the Company’s independent auditors, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

David S. Lundeen (Chairman)
Max D. Hopper
Ralph C. Derrickson

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The following table discloses the approximate fees paid to KPMG LLP (“KPMG”) for the fiscal year ending December 31, 2008 and KPMG and BDO Seidman, LLP (“BDO”) for the fiscal year ending December 31, 2007:

	Year Ended December 31,
	2008	2007
Audit fees	$643,501	$784,000
Audit-related fees	--	2,000
Tax fees	--	--
All other fees	--	--
Total fees	$643,501	$786,000

Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and of management's assessment and the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the quarterly reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, other statutory or regulatory filings, and services that are normally provided in connection with such filings.

Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual or quarterly financial statements.

On March 16, 2007, the Company dismissed BDO as its principal accountants and on March 22, 2007, the Company engaged KPMG as its principal accountants. The Audit Committee of the Company’s Board of Directors participated in, recommended and authorized the decision to change its principal accountants.

During the two years ended December 31, 2006 and through March 16, 2007, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or matter of the kind described in Item 304(a)(1)(v) of Regulation S-K, which if not resolved to the satisfaction of BDO, would have required BDO to make reference to the subject matter of such disagreement in connection with its opinion on the financial statements of the Company for such years. During the Company’s two years ended December 31, 2006 and through March 16, 2007, there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K, except that BDO advised the Company of the material weakness identified in internal controls over financial reporting for the year ended December 31, 2005, as discussed in the Company’s Form 8-K filed with the SEC on March 22, 2007.

The audit report of KPMG on the Company’s financial statements as of December 31, 2008 and 2007 and for the years then ended did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG’s audit report on the effectiveness of internal control over financial reporting as of December 31, 2008 and 2007 indicated that in KPMG’s opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008 and 2007.

During the year ended December 31, 2008, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or matter of the kind described in Item 304(a)(1)(v) of Regulation S-K, which if not resolved to the satisfaction of KPMG, would have required KPMG to make reference to the subject matter of such disagreement in connection with its opinion on the financial statements of the Company for such year. During the Company’s year ended December 31, 2008, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

Representatives of KPMG are not expected to be present at the Meeting.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit services and non-audit services that are permitted by applicable laws and regulations, that are to be performed by the Company’s independent auditors. As part of those policies and procedures, the Audit Committee has pre-approved specific audit and audit-related services that may be provided by the Company’s independent auditors subject to certain maximum dollar amounts. No further approval by the Audit Committee is required in advance of services falling within the specific types of services and cost-levels included in the pre-approved services. Any proposed services not specifically pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Based solely on a review of the copies of reports furnished to the Company and written representations from the Company’s executive officers, directors and persons who beneficially own more than ten percent of the Company’s equity securities, the Company believes that, during the preceding year, all filing requirements applicable to the Company’s officers, directors and ten percent beneficial owners under Section 16(a) were satisfied except as noted below:

The following individuals each failed to timely file one Statement of Change in Beneficial Ownership on Form 4 with regard to one transaction:

David S. Lundeen                                                                      Director
Max D. Hopper                                                                           Director

For fiscal 2008, due to an administrative oversight the following individual failed to timely file one Statement of Change in Beneficial Ownership on Form 4 reporting a total of six transactions.  For fiscal years 2006 and 2007, due to the same administrative oversight the following individual failed to timely file one Initial Statement of Beneficial Ownership in Securities on Form 3, and eleven Statements of Change in Beneficial Ownership on Form 4 reporting a total of fifteen transactions.  Steps have been taken to correct the administrative oversight:

  Timothy J. Thompson                                                                Vice President – Client Development

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In order to identify and address concerns regarding related party transactions and their disclosures, the Company uses Directors and Officers Questionnaires and Business Ethics and Code of Conduct policies.  The Company also considers the independence of its directors.  The discussion of the independence of the directors contained herein under the caption “Composition and Meetings of the Board of Directors and Committees” is incorporated by reference into this section.

Directors and Officers Questionnaires are distributed to executive officers and directors at the beginning of each fiscal year to identify any potential related-party transactions. Within the questionnaire, executive officers and directors are asked to describe any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, occurring since January 1, 2008, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following had or will have a direct or indirect interest: (i) the individual, (ii) any director or executive officer of the Company, (iii) a nominee for director, (iv) an immediate family member of a director or executive officer of the Company, (v) an immediate family member of a nominee for director, (vi) a security holder of 5% or more of the Common Stock, or (vii) an immediate family member of the security holder. Responses provided within the questionnaire are reviewed by management of the Company to determine any necessary course of action. No such transaction was entered into since January 1, 2008 other than the Employment Agreements described on pages 15-16 of this Proxy Statement.

It is the policy of the Company that all employees, directors and agents maintain the highest ethical standards and comply with all applicable legal requirements when conducting Company business. Guidelines regarding conflicts of interest are detailed in the Company’s Code of Conduct for employees and in the Financial Code of Ethics for the CEO, CFO and Other Senior Financial Officials, both adopted by the Board of Directors. These policies are available on the Company’s website at www.perficient.com.    All Company employees must deal with vendors, customers and others doing business with the Company in a manner that avoids even the appearance of conflict between personal interests and those of the Company. Potential conflicts of interest can arise from any of the following:

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a direct or indirect financial interest in any business or organization that is a Company vendor or competitor, if the employee or director can influence decisions with respect to the Company’s business with respect to such business or organization; and

•	serving on the Board of Directors of, or being employed in any capacity by, a vendor, competitor or customer of the Company.

Relationships, including business, financial, personal and family, may give rise to conflicts of interest or the appearance of a conflict. Employees should carefully evaluate their relationships as they relate to Company business to avoid conflict or the appearance of a conflict. To avoid conflicts of interest or the appearance of a conflict:

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Employees and directors should not have an undisclosed relationship with, or financial interest in, any business that competes or deals with the Company; provided that the ownership of less than 1% of the outstanding shares, units or other interests of any class of publicly traded securities is acceptable.

•	Employees are prohibited from directly or indirectly competing, or performing services for any person or entity in competition with, the Company.
•	Employees should comply with the policies set forth in this Code regarding the receipt or giving of gifts, favors or entertainment.
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A full-time employee should obtain the approval of his or her supervisor before serving as a trustee, regent, director or officer of a philanthropic, professional, national, regional or community organization or educational institution. This policy applies where significant time spent in support of these functions may interfere with time that should be devoted to the Company's business.

•	Employees may not sell or lease equipment, materials or property to the Company without appropriate corporate authority.
•	Employees should purchase Company equipment, materials or property only on terms available to the general public.

Any employee or director who becomes aware of a conflict is required to bring it to the attention of a supervisor, management or other appropriate personnel.

Directors are expected and required to uphold the same dedication to corporate ethics as the Company’s employees.

If a conflict of interest arises involving an executive officer or director, the Board of Directors must approve a waiver to the Code of Conduct and if a director has the conflict, that director must abstain from the approval.  Waivers are made on a case-by-case basis.  The Board of Directors has not adopted a formal written policy with respect to waiving conflict of interests or approving related party transactions.  In making this determination, the Board considered the infrequency in occurrence of these transactions.  Any waivers to the Code of Conduct granted to an executive officer or director shall be disclosed by the Company on its website at www.perficient.com.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder of Perficient eligible to vote in an election may make stockholder proposals and nominations for the 2010 Annual Meeting.  In order to be considered for inclusion in the 2010 Proxy Statement and considered at the 2010 Annual Meeting, all stockholders proposals, nominations and notifications must (1) comply with the procedures set forth in Perficient’s Bylaws and (2) be appropriately received by the Secretary of Perficient on or before November 24, 2009.

OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

FORM 10-K

Perficient will furnish, without charge to each person solicited and to each beneficial owner of its securities, on the written request of such person, a copy of its Annual Report on Form 10-K, except for the exhibits to such Form 10-K but including the financial statements filed with such Form 10-K. Perficient will furnish any exhibit to the Form 10-K upon the payment of a reasonable fee which shall be limited to its reasonable expenses in furnishing such exhibit. Requests should be directed to Mr. Paul E. Martin, Perficient, Inc., 520 Maryville Centre Drive, Suite 400, St. Louis, MO, 63141, telephone number (314) 529-3551.

By Order of the Board of Directors /s/ Paul E. Martin Paul E. Martin Secretary March 24, 2009

PERFICIENT, INC.
2009 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE.  Perficient, Inc. previously adopted the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan (the "Plan") to encourage employees, directors and other persons providing significant services to Perficient, Inc. and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of share owners, and to enhance the ability of the Company to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.  The following provisions constitute an amendment and restatement of the Plan, which on and after the Effective Date shall be known as the “Perficient, Inc. 2009 Long-Term Incentive Plan”.  The amended and restated Plan shall apply to Awards granted on or after the Effective Date.

SECTION 2. DEFINITIONS.  As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of fifty percent (50%) or more of the Shares then outstanding.

(b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(c) "Award" shall mean any Option, Stock Appreciation Right, Restricted Share Award, Performance Share, Performance Unit, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

(d) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

(e) "Beneficiary" means the person or persons to whom an Award is transferred by his or her will or by the laws of descent and distribution of the state in which the Participant resided at the time of his or her death.

(f) "Board" shall mean the Board of Directors of Perficient, Inc.

(g) "Cause" shall mean any of the following events, as determined by the Committee:

(1) The commission of an act which, if proven in a court of law, would constitute a felony violation under applicable criminal laws;

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(2) A breach of any material duty or obligation imposed upon the Participant by the Company;

(3) Divulging the Company's confidential information, or breaching or causing the breach of any confidentiality agreement to which the Participant or the Company is a party;

(4) Engaging or assisting others to engage in business in competition with the Company;

(5) Refusal to follow a lawful order of the Participant's superior or other conduct which the Board or the Committee determines to represent insubordination on the part of the Participant; or

(6) Other conduct by the Participant which the Board or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company to constitute cause.

(h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) "Committee" shall mean the Compensation Committee of the Board, composed of no fewer than three directors, each of whom is a Non-Employee Director, an "outside director" within the meaning of Section 162(m) of the Code and an "independent director" within the meaning of applicable standards of the National Association of Securities Dealers, Inc. ("NASD") or any national securities exchange upon which the Shares are traded.

(j) "Company" shall mean Perficient, Inc., its subsidiaries and/or Affiliates.

(k) "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code.

(l) "Disability" means, with respect to an Employee, disability as defined under the Company's long term disability insurance plan under which such Employee is then covered and, with respect to any other Participant, has the meaning set forth in Section 22(e)(3) of the Code, as determined by the Committee in its sole discretion.

(m) "Effective Date" shall have the meaning set forth in Section 16 hereof.

(n) "Employee" shall mean any employee of the Company or of any Affiliate.

(o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(p) "Fair Market Value" shall mean (i) with respect to a Share, the last reported sale price of a Share on the date of determination, or on the most recent date on which the Share is traded prior to that date, as reported on the Nasdaq National Market, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

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(q) "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.  Only Employees may be awarded Incentive Stock Options.

(r) "Involuntary Termination for Economic Reasons" means that the Participant's Termination Date occurs due to involuntary termination of employment by the Company by reason of a corporate restructuring, a disposition or acquisition of a business or facility, or a downsizing or layoff, as determined by the Company's Chief Executive Officer, in his sole discretion, or by the Committee in the case of a Participant subject to Section 16 of the Exchange Act.

(s) "Non-Employee Directors" shall mean individuals who qualify as such within the meaning of Rule 16b-3 under the Exchange Act (or any successor definition thereto).

(t) "Nonstatutory Stock Option" shall mean an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

(u) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(v) "Other Stock Unit Awards" shall mean Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property, other than Awards which are Options, Stock Appreciation Rights, Restricted Share Awards, Performance Shares or Performance Units.

(w) "Participant" shall mean an Employee or director of, or a consultant or other person providing significant services to, the Company who is selected by the Committee to receive an Award under the Plan.

(x) "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

(y) "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(z) "Performance Share" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(aa) "Performance Unit" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such

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performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(bb) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, Company, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

(cc) "Prior Stock Plans" shall mean the Perficient, Inc. 1999 Stock Options/Stock Issuance Plan.

(dd) "Restricted Share" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ee) "Restricted Share Award" shall mean an award of Restricted Shares under Section 8 hereof.

(ff) "Retirement" means a Participant's Termination Date which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 with ten or more years of service with the Company.  For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant's service with the Company as an employee or director, or an anniversary of such date.

(gg) "Shares" shall mean shares of common stock, without par value, of Perficient, Inc. and such other securities of the Company as the Committee may from time to time determine.

(hh) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.  Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(ii) "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of Section 424(b) of the Code or any successor provision thereto) more than 10% of the combined voting power of all classes of shares beneficial interest of the Company.

(jj) "Termination of Employment" means the date a Participant separates from service with the Company and under Section 409A of the Code (generally, a decrease in the performance of services to no more than 20% of the average of the preceding 36 month period, and

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disregarding leave of absences up to six months where there is reasonable expectation the Participant will return).

SECTION 3. ADMINISTRATION.

(a) AUTHORITY OF COMMITTEE.  The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.  Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, and shareholder, and any Employee, director or consultant of the Company or of any Affiliate.

(b) DELEGATION.  The Committee may delegate to the Company's Chief Executive Officer the authority to grant Awards to Participants, other than Participants who are subject to Section 16 of the Exchange Act, and to determine the terms and conditions of such Awards, subject to the limitations of the Plan and such other limitations and guidelines as the Committee may deem appropriate.

SECTION 4. DURATION OF, AND SHARES SUBJECT TO PLAN.

(a) TERM.  The Plan shall remain in effect until terminated by the Board, provided, however, that no Award may be granted under the Plan more than ten (10) years after the Effective Date, but any Award theretofore granted may extend beyond that date.

(b) SHARES SUBJECT TO THE PLAN.  The maximum number of Shares in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Section 4(c) of the Plan, is (i) 2,000,000 plus (ii) the number of Shares that remained available for issuance under the Prior Stock Plan as of the Effective Date.  No further awards shall be made under the Prior Stock Plans after the Original Effective Date.  No Participant may be granted Awards in any one calendar year with respect to more than 600,000 Shares.  The maximum amount payable in cash to a Covered Employee for any calendar year with respect to any Award subject to Section 13 shall be $1,000,000.

For the purpose of computing the total number of Shares available for Awards under the Plan, there shall be counted against the foregoing limitations the number of Shares subject to issuance

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upon exercise or settlement of Awards as of the dates on which such Awards are granted.  Shares which were previously subject to Awards shall not again be available for Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or exchanged for other Awards, or if the Shares subject thereto can otherwise no longer be issued. Further, any Shares which are used as full or partial payment to the Company by a Participant of the purchase price of Shares or the tax withholding requirement with respect to any Awards granted under the Plan shall not be available for Awards under the Plan.  If a Stock Appreciation Right is settled in Shares, Shares that are in excess of the net Shares delivered on exercise of such Stock Appreciation Right shall not be added back to the number of Shares available for future Awards under the Plan.

Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company.  No fractional shares shall be issued under the Plan.

(c) CHANGES IN SHARES.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, the Committee shall make equitable adjustments and substitutions with respect to (i) the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, (ii) the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and (iii) the number, class and kind of Shares subject to, Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company).  The Committee shall have the sole discretion to determine the manner of such equitable adjustment or substitution, provided that the number of Shares or other securities subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY.  Any Employee, director, consultant or other person providing material services to the Company shall be eligible to be selected as a Participant.

SECTION 6. STOCK OPTIONS.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(a) OPTION PRICE.  The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that (i) such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option, and (ii) such purchase price for an Incentive Stock Option granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value of the Share on the date of grant of the Option.

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(b) OPTION PERIOD.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that (i) no Option shall be exercisable after the expiration of ten years from the date the Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.

(c) EXERCISABILITY.  Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.  Unless otherwise determined by the Committee at or subsequent to grant, no Option shall become fully exercisable prior to the third anniversary of the grant.  Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

(d) METHOD OF EXERCISE.  Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

(e) INCENTIVE STOCK OPTIONS.  In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.  The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.  An Incentive Stock Option must be exercised within three months following the Participant's termination of employment with the Company, or within twelve months if such termination is by reason of death or Disability.  If for any reason an Option intended to be an Incentive Stock Option fails to satisfy the requirements of Section 422 of the Code, such Option will automatically convert to a Nonstatutory Stock Option.

(f) REPRICING.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization , reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without the approval of the Company's shareholders.

(g) DIVIDEND EQUIVALENTS.  No dividend equivalent units shall be awarded in

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connection with any Option.

SECTION 7. STOCK APPRECIATION RIGHTS.  Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6.  Each Share subject to a Stock Appreciation Right shall have an exercise price of not less than Fair Market Value of a Share on the date of grant of the Stock Appreciation Right.  The term of the Stock Appreciation Right shall be fixed by the Committee in its sole discretion, provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date the Stock Appreciation Right is granted.  Unless otherwise determined by the Committee at or subsequent to grant, no Stock Appreciation Right shall be fully vested or become fully exercisable prior to the third anniversary of the grant date.  The Committee, in its sole discretion, shall establish or impose such other terms and conditions with respect to Stock Appreciation Rights as it shall deem appropriate, which need not be the same with respect to each recipient.

Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option.  Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted, and may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the aggregate purchase price for the Option.  In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right.  Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.  No dividend equivalent units shall be awarded in connection with any Stock Appreciation Right.

SECTION 8. RESTRICTED SHARES.

(a) ISSUANCE.  Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  Unless otherwise determined by the Committee at or subsequent to grant, the restrictions on a Restricted Share Award at or subsequent to shall not lapse as to all shares subject to the award prior to the third  anniversary of the grant date.  The provisions of Restricted Share Awards need not be the same with respect to each recipient.

(b) REGISTRATION.  Any Restricted Shares issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of Restricted Shares awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

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(c) FORFEITURE.  Except as set forth in Section 11 or otherwise determined by the Committee at the time of grant, upon a Participant's Termination Date for any reason during the restriction period, all Restricted Shares still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Shares, except for Restricted Share Awards that are intended to comply with the performance-based compensation requirements of Section 13.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

(d) DIVIDENDS.  No dividends or dividend equivalents shall be paid with respect to any Restricted Share while such Restricted Share is subject to restriction.

SECTION 9. PERFORMANCE AWARDS.  Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  Except as provided in Section 12, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment.  The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Awards shall be made, and all other conditions of the Awards.  The provisions of Performance Awards need not be the same with respect to each recipient.  No dividend equivalent units shall be awarded in connection with any Performance Award.

SECTION 10. OTHER STOCK UNIT AWARDS.

(a) STOCK AND ADMINISTRATION.  Other Stock Unit Awards may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan.  Other Stock Unit Awards may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Unless otherwise determined by the Committee at or subsequent to grant, no Stock Unit Award shall fully vest prior to the third anniversary of the grant date.  The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

(b) TERMS AND CONDITIONS.  Shares (including securities convertible into Shares) granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Shares (including securities

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convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.  No dividend equivalent units shall be awarded in connection with any Stock Unit Award.

SECTION 11. EFFECT OF TERMINATION DATE.

The Committee shall have the discretion to establish terms and conditions relating to the effect of the Participant's Termination Date on Awards under the Plan.  Unless the Committee determines otherwise with respect to any individual Award, as stipulated in the applicable Award Agreement, the following provisions shall apply to Options, Stock Appreciation Rights and Restricted Shares on a Participant's Termination Date.

(a) DEATH, DISABILITY, RETIREMENT.  If the Participant's Termination Date occurs for reasons of death, Disability or Retirement, (i) the restriction period with respect to any Restricted Shares shall lapse, and (ii) the Participant's outstanding Options and Stock Appreciation Rights shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant (or the duly appointed fiduciary of the Participant's estate or Beneficiary in the case of death, or conservator of the Participant's estate in the case of Disability) at any time prior to the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

(b) INVOLUNTARY TERMINATION FOR ECONOMIC REASONS.  If the Participant's Termination Date occurs by reason of Involuntary Termination for Economic Reasons, the Participant may exercise his or her Options and Stock Appreciation Rights, to the extent vested, at any time prior to the earlier of (i) the date which is 6 months after such Termination Date, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights.

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (b), the duly appointed fiduciary of the Participant's estate or his or her Beneficiary may exercise the Options and Stock Appreciation Rights (to the extent that such Options and Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the later of the date which is (i) 6 months after the date of death, but in no event later than the expiration of the respective terms of the Options and Stock Appreciation Rights.

(c) TERMINATION DATE FOR CAUSE.  If the Participant's Termination Date occurs for reasons of Cause, at the time such notice of termination is given by the Company (i) any Restricted Shares subject to a restriction period shall be forfeited, and (ii) the Participant's right to exercise his or her Options and Stock Appreciation Rights shall terminate.  If within 90 days of a Participant's Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant's employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause.  Any Shares, cash or other property paid or delivered to the Participant under the Plan within 90 days of such

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Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

(d) OTHER TERMINATION OF EMPLOYMENT OR SERVICE.  In the event the Participant's Termination Date occurs for reasons other than described in the foregoing provisions of this Section 11, the Participant shall have the right to exercise his or her Options and Stock Appreciation Rights at any time prior to the earlier of (i) the date which is 3 months after such Termination Date, or (ii) the expiration date of the respective terms of the Options or Stock Appreciation Rights, as applicable, but only to the extent such Option or Stock Appreciation Right, as applicable, was vested prior to such Termination Date.  Any Options or Stock Appreciation Rights which are not vested at such Termination Date shall be forfeited on the Termination Date.

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (d), the duly appointed fiduciary of the Participant's estate or his or her Beneficiary may exercise the Options or Stock Appreciation Rights (to the extent that such Options or Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the earlier of (i) 3 months after the date of death, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

SECTION 12. CHANGE IN CONTROL.

(a) Unless the terms of an employment or similar agreement provide to the contrary, a change in control of the Company shall not trigger the acceleration of vesting, exercisability or the lapse of restrictions with respect to any Award.  Subject to any employment or similar agreement, the Committee may provide that an Award shall be assumed or otherwise continued in full force and effect by any successor corporation or parent thereof.

SECTION 13. CODE SECTION 162(M) PROVISIONS.

(a) Notwithstanding any other provision of this Plan, if the Committee determines at the time any Restricted Shares, Performance Awards or Other Stock Unit Awards are granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

(b) If an Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following: cash flow; cash flow from operations; net income, total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets;

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expense reduction levels; cost control; debt reduction; productivity; delivery performance; safety record; stock price; stock price appreciation; and total stockholder return, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed.  Such performance goals also may be based upon the attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.  Such performance goals shall be set by the Committee within the times period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

(c) Notwithstanding any provision of this Plan other than Section 12, with respect to any Award that is subject to this Section 13, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto.

SECTION 14. AMENDMENTS AND TERMINATION.

The Board may amend, alter or discontinue the Plan at any time; provided, however, no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee's or Participant's consent; provided, further that, any amendment that would (i) except as is provided in Section 4(c) of the Plan, increase the total number of shares reserved for the purpose of the Plan, (ii) change the employees or class of employees eligible to participate in the Plan, (iii) change the minimum exercise price for any Option or Stock Appreciation Right below the minimum price set forth in Section 6(a) and Section 7 of the Plan, as applicable, or (iv) materially (within the meaning of rules of NASD) change the terms of the Plan, shall not be effective without the approval of Perficient, Inc.'s shareholders.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided, that no such amendment shall impair the rights of any Participant without his or her consent.

SECTION 15. GENERAL PROVISIONS.

(a) Unless the Committee determines otherwise with respect to an Award other than an Incentive Stock Option, no Award, and no Shares subject to Awards described in Section 10 which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant.  Unless the Committee determines otherwise, each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law,

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by the Participant's guardian or legal representative.  Notwithstanding the foregoing, subject to such rules as the Committee may establish, a Nonstatutory Stock Option may be transferred by a Participant during his or her lifetime to a trust, partnership or other entity established for the benefit of the Participant and his or her immediate family which, for purposes of the Plan, shall mean those persons who, at the time of such transfer, would be entitled to inherit part or all of the estate of the Participant under the laws of intestate succession then in effect in the state in which the Participant resides if the Participant had died on such transfer date without a will.

(b) Subject to the provisions of Section 6(b) and Section 7, the term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee.

(c) No Employee or Participant shall have any claim to be granted any Award under the Plan nor to remain in the employment or service of the Company and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.  The Committee may, in its sole discretion, condition eligibility for an Award on the execution of a noncompete or similar-type agreement.

(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(e) Except as provided in Section 13, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.  In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, NASD, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award

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Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(j) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of any withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such that.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain, Shares.

(k) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

(l) The terms of this Plan and any agreement containing the terms and conditions of an award made pursuant to the Plan shall be interpreted: first, in a manner that causes the award to comply with Section 409A of the Code; and second, in accordance with the laws of the State of Delaware.

(m) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(n) Awards may be granted to Employees, directors or consultants of the Company or Affiliates who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 16. EFFECTIVE DATE OF PLAN.  This amendment and restatement of the Plan shall be effective on the date that it is approved by the Company's stockholders (the "Effective Date").

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WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSALS.

Please mark your votes as indicated in this example [X]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" THE PROPOSALS.

1. ELECTION OF DIRECTORS	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
Nominees: 01 John T. McDonald 02 Ralph C. Derrickson 03 John S. Hamlin 04 Max D. Hopper 05 David S. Lundeen 06 David D. May	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions

____

	FOR	AGAINST	ABSTAIN
2. Approval of Perficient, Inc.'s 2009 Long-Term Incentive Plan	☐	☐	☐
3. Proposal to Ratify KPMG LLP as Perficient, Inc.'s Independent Registered Public Accounting Firm	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature______________________ Signature______________________ Date__________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

PERFICIENT, INC.

INTERNET
http://www.proxyvoting.com/prft
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report on Form 10-K are available at:

http://www.perficient.com

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John T. McDonald, with full power of substitution, as proxy for the undersigned, to attend the annual meeting of stockholders of Perficient, Inc. ("Perficient"), to be held at Perficient's headquarters at 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746 on April 24, 2009 at 9:00 a.m., local time, or any adjournment thereof, and to vote the number of shares of Common Stock of Perficient that the undersigned would be entitled to vote, and with all the power and undersigned would possess, if personally present, as follows.

Should the undersigned be present and choose to vote at the annual meeting, once Perficient's corporate secretary is notified of the decision to terminate this proxy, then the power of the proxy will terminate.

The undersigned acknowledges receipt from Perficient, prior to the execution of the Proxy, of a Notice of Annual Meeting, a Proxy Statement dated March 24, 2009 and a 2008 Annual Report on Form 10-K.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

PROXY

PERFICIENT, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, April 24, 2009
9:00 a.m. local time

For meeting directions, please call 512-531-6000.

YOUR VOTE IS IMPORTANT

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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